UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ORTHOFIX MEDICAL INC.

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3451 Plano Parkway

Lewisville, Texas 75056

Dear Shareholders:

We will hold the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Orthofix Medical Inc. (“Orthofix” or the “Company”) on June 8, 2020 at 11:00 a.m. Central Daylight Time (“CDT”) at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 75038. However, as part of our concern regarding the health and safety of our shareholders, directors, officers, employees, meeting attendees, and the public in light of the current coronavirus outbreak (“COVID-19”), we may elect to change the Annual Meeting location or hold a “virtual” meeting instead of a physical meeting. If we make such a change, we will provide you reasonable advance notice via a press release and SEC filing, as well as a posting on the Investors page of our website.

This booklet includes the notice of Annual Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Ronald A. Matricaria
Chairman of the Board

April 29, 2020

Notice of Annual Meeting of Shareholders

 and Proxy Statement

Meeting Date:	June 8, 2020 At 11:00 a.m. CDT
Meeting Place:	Four Seasons Resort and Club Dallas at Las Colinas 4150 North MacArthur Boulevard Irving, Texas 75038

 Notice and Proxy Statement for Shareholders of

ORTHOFIX MEDICAL INC.

3451 Plano Parkway

Lewisville, Texas 75056

for

2020 ANNUAL MEETING OF SHAREHOLDERS

to be held on June 8, 2020

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix Medical Inc., a Delaware corporation (“Orthofix” or the “Company”), in connection with the upcoming 2020 Annual Meeting of Shareholders (the “Annual Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual Meeting and at any adjournment thereof. In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual Meeting

Notice is hereby given that the Annual Meeting will be held on June 8, 2020 at 11:00 a.m. CDT, at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 75038. However, as part of our concern regarding the health and safety of our shareholders, directors, officers, employees, meeting attendees, and the public in light of the current coronavirus outbreak (“COVID-19”), we may elect to change the Annual Meeting location or hold a “virtual” meeting instead of a physical meeting. If we make such a change, we will provide you reasonable advance notice via a press release and SEC filing, as well as a posting on our Investors page of our website.

Purpose of the Annual Meeting

1

Election of Directors. Shareholders will be asked to elect the following persons to the Board: Jason M. Hannon, James F. Hinrichs, Alexis V. Lukianov, Lilly Marks, Ronald A. Matricaria, Michael E. Paolucci, Maria Sainz, Jon Serbousek, and John Sicard. The Board unanimously recommends that shareholders vote “FOR” each of the foregoing director nominees.

2

Advisory and Non-Binding Resolution to Approve Executive Compensation. Shareholders will be asked to approve an advisory and non-binding resolution on the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” and the related compensation tables beginning on page 16 of this proxy statement. The Board values shareholders’ opinions, and the Compensation Committee of the Board will take into account the outcome of the advisory vote when considering future executive compensation decisions. The Board unanimously recommends that shareholders vote “FOR” the proposal to approve the advisory and non-binding resolution on executive compensation.

3

Approval of Amendment No. 1 to the Amended and Restated 2012 LTIP. Shareholders will be asked to approve Amendment No. 1 to the Company’s Amended and Restated 2012 Long-Term Incentive Plan (the “LTIP Amendment”). The Board unanimously recommends that shareholders vote “FOR” the proposal to approve the LTIP Amendment.

4

Ratification of the Selection of EY as Independent Registered Public Accounting Firm for 2020. Shareholders will be asked to approve a resolution to ratify the selection of Ernst & Young LLP (“EY”) as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2020. The Board unanimously recommends that shareholders vote “FOR” the proposal to ratify the selection of EY as the independent registered public accounting firm.

5	Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

Please read a detailed description of proposals 1 through 4 stated above beginning on page 50 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on April 9, 2020 are being sent this notice and will be entitled to vote at the Annual Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

By Order of the Board of Directors

Kimberley A. Elting
Chief Legal and Administrative Officer

April 29, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD JUNE 8, 2020: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE ORTHOFIX ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 ARE AVAILABLE AT WWW.PROXYDOCS.COM/OFIX.

 Proxy Summary

The summary highlights certain information about our business and 2019 performance. This summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting.

Director Nominees

Name	Age	Director Since	Independent	Audit & Finance Committee[1]	Compensation Committee[1]	Compliance & Ethics Committee[1]	Nominating & Governance Committee[1]
Ronald A. Matricaria	77	2014	✓				✓
Jason M. Hannon	48	New	✓
James F. Hinrichs	52	2014	✓	Chair			✓
Alexis V. Lukianov	64	2016	✓	✓	✓
Lilly Marks	72	2015	✓			✓	Chair
Michael E. Paolucci	60	2016	✓		Chair	✓
Maria Sainz	54	2012	✓		✓	Chair
Jon Serbousek	59	2019
John Sicard	57	2018	✓	✓

1 Committee composition in table reflects membership as of the date of this proxy statement. All committee members will continue to be independent directors meeting applicable Nasdaq and SEC membership requirements.

2019 Business Highlights

Notable highlights and accomplishments in 2019 include the following:

•	Net sales were $460.0 million, an increase of 1.5% on a reported basis and 2.5% on a constant currency basis
•

Increase in Biologics net sales of 9.7% compared to the prior year, as we believe we now have the #1 market-share position within the U.S. Cellular Allogaft segment per SmartTRAK following the product category’s strong performance in 2019

•	Net loss was $28.5 million, a decrease of $42.3 million from the prior year, primarily driven by increases in acquisition-related amortization and remeasurement and sales and marketing expenses
•

Obtained approval in February 2019 from the U.S. Food and Drug Administration (“FDA”) for our M6-C artificial cervical disc acquired from Spinal Kinetics, Inc. (“Spinal Kinetics”) and achieved $4.1 million in net sales in the U.S. following approval

•	Changed our reporting segments to Global Spine and Global Extremities to optimize our structure and better serve our surgeon customers
•	Successful transition of Chief Executive Officer and Global Spine President positions
•

Continued to build upon our strong balance sheet and entered into a Second Amended and Restated Credit Agreement, which provides for $300 million in borrowing capacity, to create flexibility in the funding of future operations and strategic initiatives

We manage our business by two reporting segments, Global Spine and Global Extremities, which accounted for 78% and 22%, respectively, of our total net sales in 2019. The chart below presents net sales, which includes product sales and marketing service fees, by reporting segment for each of the years ended December 31, 2019, 2018, and 2017.

Executive Compensation Highlights

We focus our compensation program for our named executive officers and other executive officers on financial, strategic, and operational goals established by the Board of Directors to create value for our shareholders.  Our guiding compensation principle is to pay for performance.  Our compensation program is designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking.  At the 2019 annual meeting, our say-on-pay proposal was supported by 97.6% of the votes cast, which we believe validates the Company’s “pay-for-performance” approach to executive compensation.

2019 Executive Total Compensation Mix

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation and long-term incentive equity compensation received) for our President and Chief Executive Officer and our other named executive officers for 2019.  These charts illustrate that a significant portion of our named executive officer total target compensation was performance-based or variable.

* Graphs exclude compensation for Bradley R. Mason, who served as our President and Chief Executive Officer until his retirement on October 31, 2019. The 2019 CEO target compensation represents Mr. Serbousek’s target compensation during his five months of service in 2019 (which includes his initial 3 months of service as our President of Global Spine and his subsequent 2 months as President and Chief Executive Officer). Long-Term Vesting Equity Incentives include compensation derived from grants of time-based vesting stock options, time-based vesting restricted stock units, and performance-based vesting stock units. “All Other Compensation” value is not shown as it represents less than 1% of total target compensation.

-

Governance of Executive Compensation

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:
✓	Align a significant amount of executive pay with overall performance of the business and the Company’s common stock
✓	Set meaningful performance targets for annual and performance-based awards, approved by the Compensation Committee
✓	Discourage unnecessary and inappropriate risk taking, including obtaining an annual independent risk assessment analysis
✓	Maintain robust stock ownership guidelines for our executive officers and directors (including 5x salary for CEO)
✓	Maintain an incentive compensation clawback policy
✓	Provide for “double-trigger” change in control vesting on all equity grants to executive officers, and no “single-trigger” cash or similar payment rights upon a change in control
✓	Retain an independent compensation consultant who conducts an annual benchmarking of our compensation against industry peer group
✓	Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards
What we don’t do:
X	Pay dividends or dividend equivalents on stock options, time-based vesting stock awards, or unearned performance-based vesting stock awards
X	Maintain employment agreements with executive officers (unless required by law)
X	Pay excise tax gross-ups for change in control payments
X	Reprice stock options
X	Provide excessive perquisites
X	Pay cash severance under our current agreements and policies (including to CEO) in excess of 1.5x salary and bonus (2.0x in the case of a change in control)
X	Permit hedging or pledging of our securities by employees, executive officers, or directors

Corporate Governance Highlights

We are committed to effective corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term shareholder value.

Director Election

•	Annual elections for all directors

Board Independence

•	Eight of our nine director nominees are fully independent under Nasdaq standards
•	All four Board committees consist solely of independent directors

Standing Board Committees

•	Audit and Finance Committee (met nine times in 2019)
•	Compensation Committee (met seven times in 2019)
•	Compliance and Ethics Committee (met five times in 2019)
•	Nominating and Governance Committee (met four times in 2019)

Practices and Policies

•	Experienced, multi-dimensionally diverse Board with extensive business expertise in life sciences, finance, international business and operational matters; 2 of 4 Board Committees chaired by women
•	Commitment to frequent Board refreshment, with an average tenure of 4.2 years for the nine nominees for director at the Annual Meeting
•	Independent directors met in executive session at every regular 2019 Board meeting
•	Approximately 95% average attendance by directors at Board and committee meetings in 2019
•	Separation of Chairman and CEO positions
•	Active Board oversight in the area of enterprise risk management
•	Compliance and Ethics Committee of the Board oversees and monitors a comprehensive, Company-wide compliance and ethics program that is led by our Chief Ethics and Compliance Officer
•	Corporate code of conduct enforced at all levels of the Company
•	Commitment to healthy company culture that strives to directly impact communities around the world through meaningful partnerships, employee volunteer programs, and charitable contributions
•	Ongoing commitment of resources to keep pace with evolving data privacy and cybersecurity industry practices and regulatory standards
•	Committed to sustainable practices in our operations, manufacturing, and supply chain through the use of sustainable energy, waste reduction, and waste and equipment recycling
•	Annual Board and committee self-assessments including individual board member performance reviews

•	Commitment to attracting, retaining, and promoting a diverse workforce through programs such as the Orthofix Women’s Network (OWN)
•	Structured director education and onboarding program
•	Shareholders representing at least 25% of the outstanding common shares may call a special meeting
•	No shareholder rights plan (e.g., no “poison pill”) or blank check preferred stock
•	No supermajority voting requirements to approve mergers or other business combination transactions; all equity shares have equal voting rights (no super voting share class)
•	No related party transactions with any directors or named executive officers
•	No political or PAC contributions by Company

 PROXY STATEMENT FOR THE

 ORTHOFIX MEDICAL INC.

 2020 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT IS BEING DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT APRIL 29, 2020.

 ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on April 9, 2020 (the “Record Date”), are being distributed this proxy statement and will be entitled to vote at the Annual Meeting. Each record holder on such date is entitled to cast one vote per share of common stock. As of the Record Date, there were 19,172,678 shares of Orthofix common stock outstanding.

Quorum, vote required

The presence, in person or by proxy, of the holders of a majority of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual Meeting. Assuming a quorum is present, the nominees for election as directors in Proposal 1 will be elected upon the affirmative vote of a plurality of all votes cast at the Annual Meeting. Assuming a quorum is present, the approval of the holders of a majority of the votes cast on Proposals 2, 3, and 4 at the Annual Meeting will be required to approve each of these Proposals.

Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum, but they are not counted as votes cast and therefore will not have any effect on the outcome of voting on the proposals. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a record holder, you may cast your vote at https://www.proxypush.com/OFIX. See your proxy card for your online control number in order to vote. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting.

All shares of Orthofix common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and which are not validly revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals. The Board does not know of any other matters that are to be presented for consideration at the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual Meeting. Attending the Annual Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056, at or before the taking of the vote at the Annual Meeting.

Voting is confidential

We maintain a policy of keeping all proxies and ballots confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies, including reimbursing banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Our directors and employees may also solicit proxies by telephone, fax or other electronic means of communication, or in person.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”). The 2019 Form 10-K is available on our website at www.orthofix.com and at http://www.proxydocs.com/OFIX. If you would like to receive an additional copy of the 2019 Form 10-K, we will send you one free of charge. Please write to:

Orthofix Medical Inc.

3451 Plano Parkway

Lewisville, Texas 75056

Attention: Mr. Mark Quick, Investor Relations

You may also contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com.

The voting results

We will publish the voting results from the Annual Meeting in a Current Report on Form 8-K, which we will file with the SEC after the conclusion of the meeting. You will also be able to find the Form 8-K on our website at www.orthofix.com.

Whom to call if you have any questions

If you have questions about the Annual Meeting, voting or your ownership of shares of Orthofix common stock, please contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com. Directions to the meeting can be found at http://www.proxydocs.com/OFIX.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 8, 2020

This proxy statement, your proxy voting card and the 2019 Form 10-K are available at http://www.proxydocs.com/OFIX.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

 OWNERS AND MANAGEMENT AND RELATED

 STOCKHOLDERS

Who are the principal owners of shares of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of the shares of our common stock. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the shares of our common stock are based on 19,172,678 shares of our common stock outstanding as of April 9, 2020. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,998,962	(1)	15.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,001,303	(2)	10.4%

(1) Information obtained from a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 4, 2020. The Schedule 13G/A discloses that BlackRock has sole power to vote or direct the vote of 2,964,470 shares and sole power to dispose of or to direct the disposition of 2,998,962 shares.

(2) Information obtained from a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 12, 2020. The Schedule 13G/A discloses that Vanguard has sole power to vote or direct the vote of 32,549 shares, shared power to vote or direct the vote of 7,396 shares, sole power to dispose of or to direct the disposition of 1,966,224 shares, and shared power to dispose of or to direct the disposition of 38,079 shares.

Shares of common stock owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of shares of our common stock, including stock options currently exercisable and exercisable within 60 days of April 9, 2020, by each director, each director nominee, each named executive officer listed in the Summary Compensation Table, and all current directors, director nominees and executive officers as a group. The Percent of Class figure is based on 19,172,678 shares of our common stock outstanding as of April 9, 2020. All directors and executive officers as a group beneficially owned 905,613 shares of our common stock as of such date. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Ronald A. Matricaria	179,355	(1)	*
Jason M. Hannon	—		*
James F. Hinrichs	67,549	(2)	*
Alexis V. Lukianov	33,705	(3)	*
Lilly Marks	51,007	(4)	*
Michael E. Paolucci	44,860	(5)	*
Maria Sainz	36,084	(6)	*
John Sicard	21,331	(7)	*
Jon C. Serbousek	2,900	(8)	*
Davide Bianchi	89,488	(9)	*
Kimberley A. Elting	41,970	(10)	*
Michael M. Finegan	137,786	(11)	*
Douglas C. Rice	92,030	(12)	*
Bradley R. Mason	541,405	(13)	2.8%
All directors and executive officers as a group (12 persons)	708,577		3.5%

* Represents less than one percent.

(1) Reflects 131,200 shares owned directly, 18,155 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 9, 2020 and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(2) Reflects 27,639 shares owned directly, 9,910 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 9, 2020 and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(3) Reflects 1,295 shares owned directly, 9,910 shares issuable pursuant to deferred stock units that are potentially issuable within 60 days of April 9, 2020 and 22,500 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(4) Reflects 11,097 shares owned directly, 9,910 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 9, 2020 and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(5) Reflects 4,950 shares owned directly, 9,910 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 9, 2020 and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(6) Reflects 26,174 shares owned directly and 9,910 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 9, 2020.

(7) Reflects 6,331 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 9, 2020 and 15,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(8) Reflects 2,900 shares owned directly.

(9) Reflects 28,975 shares owned directly, and 60,513 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(10) Reflects 17,287 shares owned directly and 24,683 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(11) Reflects 34,257 shares owned directly and 103,529 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(12) Reflects 32,248 shares owned directly and 59,782 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

(13) Reflects 116,333 shares owned directly and 425,072 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020.

INFORMATION ABOUT OUR executive officers

Our executive officers are listed and described below, together with certain former officers whose compensation arrangements are described herein. Messrs. Serbousek, Bianchi, Finegan, Rice, and Mason and Ms. Elting are referred to collectively throughout this proxy statement as our “named executive officers.”

Name	Age	Position
Jon C. Serbousek	59	President and Chief Executive Officer and Director
Kimberley A. Elting	55	Chief Legal and Administrative Officer
Michael M. Finegan	56	Chief Strategy Officer
Kevin Kenny	55	President of Global Spine
Douglas C. Rice	54	Chief Financial Officer
Davide Bianchi	55	Former President of Global Extremities
Bradley R. Mason	66	Former President and Chief Executive Officer and Director

Jon C. Serbousek. Mr. Serbousek was named President and Chief Executive Officer in October 2019 at the time of Mr. Mason’s retirement.  Mr. Serbousek joined the company in August 2019 as President of Global Spine. He has over 30 years’ experience in the medical device and biotech industries serving in several leadership positions at Biomet Inc., including Worldwide President of Biomet Biologics, Worldwide Group President of Orthopedics, and President of U.S. Orthopedics.  Prior to joining Biomet, Mr. Serbousek held various positions within Medtronic Inc. including Worldwide Division President, Spine, Worldwide Vice President and General Manager of Biologics for their Spine and Biologics business.  Additionally, he spent 13 years with DePuy Orthopedics, a Johnson & Johnson company where he served in numerous roles of increasing responsibility, including the Vice President of Marketing and Product Development and as Vice President of Spinal Operations.  In addition, Mr. Serbousek has held numerous board positions at for profit and not-for-profit organizations.  He earned his Bachelor of Science degree in Engineering from Washington State University, his Masters of Science degree in Bioengineering from the University of Utah and completed several advanced management programs including a program at the IMD International School of Management in Lausanne, Switzerland.

Kimberley A. Elting. Ms. Elting joined Orthofix as Chief Legal Officer in September 2016 and was named Chief Legal and Administrative Officer in 2017. Before joining the Company, she had served since 2013 as General Counsel and Vice President Corporate Affairs at TriVascular Technologies, Inc. In this role, she led the legal, compliance, human resources (HR) and government affairs functions. Between 2007 and 2012, she served in various roles of increasing responsibility with St. Jude Medical, including General Counsel and Vice President of HR and Health Policy for the Neuromodulation Division. She also previously was a partner at the Jones Day law firm where she counseled clients in the health care sector on mergers and acquisitions and regulatory matters. A graduate of Ithaca College, Ms. Elting earned her Law Degree from the University of Denver and an LL.M. in Health Law from Loyola University Chicago.

Michael M. Finegan. Mr. Finegan joined Orthofix in June 2006 as Vice President of Corporate Development, and became the President of Biologics in March 2009. In October 2011, he was promoted to Senior Vice President, Business Development, and President of Biologics, and in June 2013, to his current position as Chief Strategy Officer. On March 31, 2020, the Company and Mr. Finegan determined that he would depart as an executive officer and employee of the Company as of July 4, 2020. Prior to joining Orthofix, Mr. Finegan spent 16 years as an executive with Boston Scientific in a number of different commercial and strategic roles, most recently as Vice President of Corporate Sales. Earlier in his career, Mr. Finegan held sales and marketing roles with Marion Laboratories and spent three years in banking with First Union Corporation (Wachovia). Mr. Finegan earned a Bachelor of Arts in Economics from Wake Forest University.

Kevin Kenny. Mr. Kenny became President, Global Spine, in December 2019. Mr. Kenny previously served as Vice President of U.S. Sales for Medtronic Spine and Biologics where he oversaw all sales functions for approximately 1,500 direct and non-direct sales personnel. During his nine-year tenure with Medtronic, Mr. Kenny held a variety of sales roles, each with increasing areas of responsibility. Mr. Kenny more recently served as the Chief Operating Officer for Cardiovascular Systems Incorporated where he drove business strategies focused on developing and commercializing new products worldwide. Earlier in his career, Mr. Kenny served as Vice President of Sales for Bausch and Lomb and also held various sales leadership roles with B. Braun/McGaw, a worldwide manufacturer and distributor of medical devices. Mr. Kenny serves on the board of directors for the Medical Device Manufacturers Association. He earned his B.S. in Business Administration from California State University in Sacramento, CA.

Douglas C. Rice. Mr. Rice became the Company’s Chief Financial Officer in April 2015. He joined Orthofix as Chief Accounting Officer in September 2014 and was appointed to the position of Interim Chief Financial Officer later that month. Mr. Rice joined the Company from Vision Source, an international optometric network provider, where he had served since 2012 as Chief Financial Officer. Mr. Rice served as the Vice President Finance, Treasurer of McAfee, a security technology company, from 2007 to 2012, when it was acquired by Intel. From 2000 to 2007, he served as the Senior Vice President, Corporate Controller of Concentra, Inc., a national healthcare service provider. Mr. Rice’s over 30 years of finance experience also included finance leadership positions with la Madeleine, Allied Marketing Group as well as PricewaterhouseCoopers (formerly Coopers & Lybrand). He is a certified public accountant, and holds an MBA and BBA, with honors, from Southern Methodist University.

Davide Bianchi. Mr. Bianchi joined Orthofix as President, International Extremity Fixation in July 2013 and was named as the Company’s President, Global Extremity Fixation in December 2013. In June 2018, he became the Company’s President, Global Extremities. Mr. Bianchi ceased serving as President of Global Extremities on March 31, 2020. In accordance with the terms of his Swiss-law governed employment contract, he continues on "garden leave" status with the Company’s Swiss subsidiary until his departure as an employee from such subsidiary as of October 1, 2020.

Bradley R. Mason. Mr. Mason served as President and Chief Executive Officer and as a director from 2013 until his retirement in October 2019. Since his retirement, he has served as a consultant to the Company.

INFORMATION ABOUT DIRECTORS

The Board of Directors and Committees of the Board

Our Bylaws provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time-to-time by resolution of the Board. The Board is currently comprised of eight seats, and will be expanded to nine seats effective as of this year’s Annual Meeting.

Directors are elected at each annual meeting of shareholders by a plurality of the votes cast, in person or by proxy by the shareholders. It is our policy that all directors attempt to attend the Annual Meeting, and at last year’s meeting, all currently serving directors did attend. We expect that all directors will attend this year’s meeting.

The Board meets at least four times per year in person at regularly scheduled quarterly meetings, but will meet more often in person if necessary. In addition, the Board typically holds several additional meetings each year by telephone conference as events require. The Board met 11 times during 2019, five of which were in-person meetings. The Board has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Compliance and Ethics Committee and the Nominating and Governance Committee. During 2019 every director attended 75% or more of the aggregate of all meetings of the Board and the Committees on which he or she served held during the period for which he or she was a director or Committee member, as applicable.

Of our nine director nominees, the Board has determined that each of Mr. Hannon, Mr. Hinrichs, Mr. Lukianov, Ms. Marks, Mr. Matricaria, Mr. Paolucci, Ms. Sainz and Mr. Sicard are independent under the current Nasdaq listing standards. Mr. Serbousek is not considered independent, as he also serves as the Company’s President and Chief Executive Officer. A list of our director nominees and background information for each of them is presented in the section “Proposal 1: Election of Directors,” beginning on page 50.

Board Leadership Structure

Mr. Matricaria, who is an independent director, serves as the Chairman of the Board. Mr. Serbousek, who is also a director, serves as the Company’s President and Chief Executive Officer. The Board believes that the separation of these two critical roles best serves the Company’s shareholders at this time because it allows our President and Chief Executive Officer to focus on providing leadership over our day-to-day operations while our independent Chairman focuses on leadership of the Board.

The Audit and Finance Committee

Our Audit and Finance Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm. The Audit and Finance Committee’s report for 2019 is printed below at page 69.

The Board has adopted a written charter for the Audit and Finance Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit and Finance Committee met nine times during 2019 (five of which were in-person meetings).

Mr. Hinrichs, Mr. Lukianov and Mr. Sicard currently serve as members of the Audit and Finance Committee, with Mr. Hinrichs serving as Chair. Under the current rules of Nasdaq and pursuant to Rule 10A-3 of Schedule 14A under the Exchange Act, all of the committee members are independent. The Board has determined that Mr. Hinrichs is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for establishing compensation policies and determining, approving and overseeing the total compensation packages for our executive officers, including all elements of compensation. The committee administers our Amended and Restated 2012 Long-Term Incentive Plan (the “2012 LTIP”), the primary equity incentive plan under which we make equity-related awards, together with its predecessor, the 2004 Long-Term Incentive Plan (under which some grants made prior to 2013 remain outstanding) (the “2004 LTIP”). In addition, the committee administers our Second Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase shares of Company common stock.

The Compensation Committee met seven times during 2019 (four of which were in-person meetings).

The Board has adopted a written charter for the Compensation Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Lukianov, Mr. Paolucci and Ms. Sainz currently serve as members of the Compensation Committee, with Mr. Paolucci serving as Chair. All of these members (i) are non-employee, non-affiliated, outside directors who have been determined by the Board to be independent under the current rules of Nasdaq and (ii) satisfy the qualification standards of Section 162(m) of the Code, and Section 16 of the Exchange Act.

No interlocking relationship, as defined in the Exchange Act, currently exists, nor existed during 2019, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

The Compliance and Ethics Committee

The Compliance and Ethics Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program and the Company’s global compliance with various international and domestic laws and regulations, including those related to the U.S. Food and Drug Administration and requirements of the U.S. Foreign Corrupt Practices Act and other applicable global anti-corruption laws. The committee also assists the Board in overseeing the Company’s compliance with the Company’s own Corporate Code of Conduct, policies and procedures.

The Compliance and Ethics Committee met five times in 2019 (all of which were in-person meetings).

The Board has adopted a written charter for the Compliance and Ethics Committee, a copy of which is available for review on our website at www.orthofix.com.

Ms. Marks, Mr. Paolucci and Ms. Sainz currently serve as members of the Compliance and Ethics Committee, with Ms. Sainz serving as Chair. All of these members have been determined by the Board to be independent under the current rules of the Nasdaq Global Select Market and the SEC.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, recommends to the Board nominees for election at each annual meeting of shareholders, develops and recommends to the Board the Company’s corporate governance principles and guidelines, and evaluates potential candidates for executive positions as appropriate. In connection with this role, the committee periodically reviews the composition of the Board in light of the characteristics of independence, skills, experience and availability of service, with an emphasis on the particular areas of skill and experience needed by the Board at any given time. The committee periodically reviews with the Chairman of the Board and the President and Chief Executive Officer succession planning, and makes recommendations to the Board in connection with succession planning. The committee oversees the Board’s annual evaluation process, which includes the completion of questionnaires covering the Board, each committee and individual director performance. In addition, the committee oversees the Company’s enterprise risk management program, reviews risk assessments, and receives reports from management on risk areas and mitigation plans.

The Nominating and Governance Committee met four times in 2019 (all of which were in-person meetings).

The Board has adopted a written charter for the Nominating and Governance Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Hinrichs, Ms. Marks, and Mr. Matricaria currently serve as members of the Nominating and Governance Committee, with Ms. Marks serving as Chair. All of these members have been determined by the Board to be independent under the current rules of Nasdaq and the SEC.

Board’s Role in Risk Oversight

The Board plays an important role in overseeing various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit and Finance Committee oversees our financial statements, the Compliance and Ethics Committee assists in the Board’s oversight of compliance with certain legal and regulatory requirements, and the Nominating and Governance Committee oversees and receives reports on the Company’s enterprise risk management program. The Board believes the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. In that regard, the Board regularly receives updates from the President and Chief Executive Officer, Chief Financial Officer, Chief Legal and Administrative Officer, and Chief Ethics and Compliance Officer, including in connection with material litigation and legal compliance matters. The Board also receives updates at quarterly in-person Board meetings on committee activities from each committee Chair. In addition, the senior executive of each Company division or business unit periodically reviews and assesses the most significant risks associated with his or her division or unit. These assessments are then aggregated by our management team and presented to the Board. The Board regularly discusses with management these risk assessments and includes risk management and risk mitigation as part of its oversight of the enterprise risk management program and its ongoing strategic planning process.

Cybersecurity Risk Management

The Nominating and Governance Committee regularly reviews the Company’s cybersecurity and other IT risks, controls and procedures, including plans to mitigate cybersecurity risks and respond to data breaches. The Nominating and Governance Committee periodically receives reports at its regularly scheduled meetings from the Chief Information Officer and Director of IT Security and Controls on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s IT systems, assessments of the Company’s security program and the emerging threat landscape.

Corporate Code of Conduct

Our Corporate Code of Conduct is the Company’s code of ethics applicable to all directors, officers and employees worldwide. The goals of our Corporate Code of Conduct, as well as our general corporate compliance and ethics program (which we have branded the Integrity Advantage™ Program), are to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) the full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Corporate Code of Conduct, and (v) accountability for adherence to the Corporate Code of Conduct. Our Corporate Code of Conduct applies to all areas of professional conduct, including customer relationships, conflicts of interest, financial reporting, use of company assets, insider trading, intellectual property, confidential information and workplace conduct. Under the Corporate Code of Conduct, employees, directors and executive officers are responsible for promptly reporting potential violations of any law, regulation or the Corporate Code of Conduct to appropriate personnel or a hotline we have established.

Our Corporate Code of Conduct is available for review on our website at www.orthofix.com under the Corporate Governance caption in the Investors section.

Hedging and Pledging Policies

Under the Company’s insider trading policy, all directors, executives and employees are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.

Corporate Responsibility

The Company has a long-standing commitment to our shareholders, patients, employees and communities to operate in a sustainable and socially responsible manner.

Community Involvement

We strive to directly impact our communities around the world through meaningful partnerships, employee volunteer programs, and charitable contributions. To date, we’ve served thousands of people and organizations through education, funding, and aid. Our passion for community involvement spans across our leadership to our dedicated employees and worldwide partners. For example, we are proud to partner with Donate Life America, a U.S.-based nonprofit organization that promotes the importance of organ, eye, and tissue donation though a “Month of Life” awareness and fundraising campaign. We also support the World Pediatric Project, a non-profit organization dedicated to healing critically ill children in impoverished countries, through the donation of our Spine Fixation deformity correction devices. These donations help to enable surgeons to perform corrective surgery for young adult and pediatric patients in Honduras, enabling them to lead more normal lives. In addition, our employees volunteer in the community to assist disaster relief victims and other less fortunate individuals through organizations such as the Red Cross, Trusted World, Toys for Tots, and Banca del Giocattolo, a toy bank in Italy. Our team in Italy also supports Fondazione ANT, a cancer support organization and Bianca nel Curore, a non-profit for children. We participate in annual events like the Dallas Marathon benefiting Texas Scottish Rite Hospital for Children and we host onsite donation drives for Carter BloodCare. Orthofix is proud to provide support to the North Texas Food Bank, Second Harvest Food Bank, Veterans Coalition of North Central Texas, and Soldiers’ Angels, with over 1,200 hours volunteered by our employees in 2019.

Environmental and Sustainability Matters

Though the Company believes that its business and supply chains generally are not at unique risk due to climate change, the Company continually monitors these matters and considers ways it can further encourage sustainability in its operations and business practices. At the present time, the Company has not judged its business or operations to be vulnerable to climate change as compared to other companies in its industry, and the Company does not believe itself to be a significant source of carbon emissions. Our Lewisville, Texas facility is operating under a program implemented in 2017, which focuses on waste and equipment recycling, and the use of environmentally responsible office supplies, consumables, and cleaning products.  We transitioned the Lewisville, Texas facility to 100% sustainable energy in March 2020 and are working towards Leadership in Energy and Environmental Design (LEED) certification in 2020.

Diversity and Inclusion

We recognize that diversity at all levels, with everyone participating at their best, is critical to serving our patients and making the Company a great place to work. We endeavor to foster a respectful and supportive workplace environment in which women and men from all countries, cultures, and backgrounds are able to advance in their careers. The Company’s women’s initiative, Orthofix Women’s Network (OWN), is committed to hiring, retaining, and promoting women to positions of leadership through programming, mentoring, and education.

Shareholder Communication with the Board

To facilitate the ability of shareholders to communicate with the Board, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, The Board of Directors, c/o Mr. Ronald A. Matricaria, Chairman of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

Mr. Matricaria reviews all correspondence addressed to the Board and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Matricaria, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating and Governance Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders. The Nominating and Governance Committee Charter is available for review on our website at www.orthofix.com.

The Nominating and Governance Committee seeks to create a Board that is strong in its collective diversity of skills and experience with respect to finance, research and development, commercialization, sales, distribution, leadership, technologies and life science industry knowledge. The Nominating and Governance Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to Orthofix of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating and Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities. Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a range of talent, skills and expertise, the Board and the Nominating and Governance Committee do not have a formal policy with respect to the diversity of directors.

Under our Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company’s board of directors. In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix. The Nominating and Governance Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a nominee, a shareholder shall send notice to The Board of Directors, Chair of the Nominating and Governance Committee of Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than 180 days before the first anniversary of the last annual meeting of shareholders. Once we receive the recommendation, the Nominating and Governance Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee has not received any nominations for director from shareholders for the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Our policy, which is set forth in our Corporate Code of Conduct and Audit and Finance Committee charter, is that the Audit and Finance Committee will review and approve all related person transactions that meet the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Company did not have any related party transactions meeting this threshold during 2019.

Compensation Discussion and Analysis

Executive Overview

We focus our compensation program for our named executive officers (“NEOs”) and other executives on financial, strategic and operational goals established by the Board of Directors to create value for our shareholders. Our guiding compensation principle is to pay for performance. Our compensation program is designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking. Our Compensation Committee has consistently set challenging financial performance goals under the annual cash incentive plan that rewards executives for achieving or exceeding the annual operating plan. The approach for setting the financial performance goals under the annual cash incentive plan was similar in 2019 as compared to prior years. However, actual performance fell short of the target performance goals, which resulted in significantly below target payouts for all NEOs and other executives. This is one example of the Committee’s commitment to its pay-for-performance philosophy as described further below.

Notable highlights and accomplishments in 2019 include the following:

•	Net sales were $460.0 million, an increase of 1.5% on a reported basis and 2.5% on a constant currency basis
•

Increase in Biologics net sales of 9.7% compared to the prior year, as we believe we now have the #1 market-share position within the U.S. Cellular Allogaft segment per SmartTRAK following the product category’s strong performance in 2019

•	Net loss was $28.5 million, a decrease of $42.3 million from the prior year, primarily driven by increases in acquisition-related amortization and remeasurement and sales and marketing expenses
•

Obtained approval in February 2019 from the U.S. Food and Drug Administration (“FDA”) for our M6-C artificial cervical disc acquired from Spinal Kinetics, Inc. (“Spinal Kinetics”) and achieved $4.1 million in net sales in the U.S. following approval

•	Changed our reporting segments to Global Spine and Global Extremities to optimize our structure and better serve our surgeon customers
•	Successful transition of Chief Executive Officer and Global Spine President positions
•

Continued to build upon our strong balance sheet and entered into a Second Amended and Restated Credit Agreement, which provides for $300 million in borrowing capacity, to create flexibility in the funding of future operations and strategic initiatives

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:

✓	Align a significant amount of executive pay with overall performance of the business and the Company’s common stock
✓	Set meaningful performance targets for annual and performance-based awards, approved by the Compensation Committee
✓	Discourage unnecessary and inappropriate risk taking, including obtaining an annual independent risk assessment analysis

✓	Maintain robust stock ownership guidelines for our executive officers and directors (including 5x salary for CEO)
✓	Maintain an incentive compensation clawback policy
✓	Provide for “double-trigger” change in control vesting on all equity grants to executive officers, and no “single-trigger” cash or similar payment rights upon a change in control
✓	Retain an independent compensation consultant who conducts an annual benchmarking of our compensation against industry peer group
✓	Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards
What we don’t do:
X	Pay dividends or dividend equivalents on stock options, time-based vesting stock awards, or unearned performance-based vesting stock awards
X	Maintain employment agreements with executive officers (unless required by law)
X	Pay excise tax gross-ups for change in control payments
X	Reprice stock options
X	Provide excessive perquisites
X	Pay cash severance under our current agreements and policies (including to CEO) in excess of 1.5x salary and bonus (2.0x in the case of a change in control)
X	Permit hedging or pledging of our securities by employees, executive officers, or directors

Compensation Guiding Principles and Philosophy

The Compensation Committee (referred to throughout this Compensation Discussion and Analysis as the “Committee”) is comprised solely of independent directors. The Committee recommends to the Board for determination by the Board, the President and Chief Executive Officer’s compensation, and discharges the responsibilities of the Board relating to all compensation of the Company’s other executive officers (including equity-based compensation for both executive officers and other key employees). The Committee guides itself in large part by the Executive Compensation Guiding Principles. These guiding principles include an executive compensation philosophy for executives that reflects a meaningful “pay-for-performance” philosophy and seeks to align compensation payouts with the goals of growing our business and increasing shareholder value.

The Executive Compensation Guiding Principles were affirmed by the Committee in June 2019. These guiding principles are as follows:

•	Each compensation element should be competitive within the medical device industry (anchored to a target market position) but also tailored to Orthofix’s individual circumstances and business needs.
•	Variable compensation should provide significant leverage (upside and downside) so that payouts are commensurate with performance and aligned with shareholders.
•	Each compensation element should support Orthofix’s business strategy and hiring objectives of attracting, retaining and motivating top talent.
•

The Committee will have responsibility for all compensation decisions related to executive officers, who are Section 16 reporting persons (referred to collectively as the Section 16 executive officers).

•

Management will have responsibility for compensation decisions related to all executives of the Company who are not Section 16 executive officers, subject to limits established by the Committee (e.g., long-term incentive awards and change in control agreement participation).

•	The Company’s executive compensation program should be easily understood by employees.

Management is responsible for effectively communicating the design and administration of the program to employees. Consistent with these principles, the Committee’s compensation philosophy is to fairly compensate executive officers with an emphasis on providing incentives that balance our short- and long-term objectives. As described in more detail below, achievement of short-term financial performance goals is rewarded through annual cash incentive payouts, while grants of performance share units, and time-based vesting stock options, restricted stock and restricted stock units, encourage executive officers to focus on achieving longer-term goals and sustained increases in shareholder value. The Committee retains full discretion to make compensation decisions that differ from the Executive Compensation Guiding Principles, especially when special retention, recruitment or other factors suggest that such changes are believed to be in the best interests of the Company and its stockholders.

In implementing this overall “pay-for-performance” compensation philosophy for the Company’s executive officers, the Committee places considerable emphasis on variable elements of pay within the executive compensation program. These variable elements consist of the Company’s annual cash incentive plan, which is intended to reward executive officers for achieving specific financial performance goals during the fiscal year, as well as a long-term incentive plan that consists of stock options (25% of an executive’s total long-term incentive equity award), balanced with both performance-based (50%) and time-based vesting (25%) stock awards. The Committee seeks to provide payouts through the annual cash incentive plan based on actual performance relative to pre-established financial performance goals reflecting strong financial performance by the Company and its business units. The Committee also seeks to align executives’ interests with shareholders via grants of equity compensation, as the value of these awards is directly commensurate with the fluctuations in the value of the Company’s common stock. In addition to variable compensation programs, executives also receive health and welfare benefits (including our 401(k) plan) that are generally consistent with those provided by our peer group and with the level of health and welfare benefits provided to all Company employees.

Compensation Process

The Committee is responsible for establishing and evaluating compensation policies and determining, approving and evaluating executive compensation, including the total compensation packages for our Section 16 executive officers. The Committee is also responsible for administering the Company’s equity incentive plans and other executive compensation policies and programs. The Committee specifically considers and approves the compensation for the executive officers and recommends for approval of the Board the compensation for the Chief Executive Officer. The Chief Executive Officer is prohibited from being present during Committee or Board voting or deliberations with respect to his or her own compensation arrangements. The Committee also is responsible for making recommendations to the Board regarding the compensation of directors. The Committee relies on the President and Chief Executive Officer to make recommendations on certain aspects of compensation as discussed below. The Committee acts under a written charter adopted by the Board. The Committee reviews its charter annually and recommends any changes to the Board. The charter is available on our website at www.orthofix.com.  Messrs. Lukianov and Paolucci and Ms. Sainz currently serve as the members of the Compensation Committee, with Mr. Paolucci serving as Chair.

Each member of the Committee is an independent, non-employee, non-affiliated, outside director. The Committee has furnished its report below.

Role of Executive Officers

At the Committee’s request, from time to time certain of our senior management present compensation-related initiatives to the Committee. For instance, while the Committee approves all elements of compensation for executive officers, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential financial performance targets and actual performance under our annual cash incentive program as well as possible equity incentive grants. The Committee then reviews this information in connection with it setting annual incentive targets, or making equity compensation grants. Under the Executive Compensation Guiding Principles, management is responsible for compensation decisions related to all executives who are non-Section 16 officers, subject to limits established by the Committee (e.g., long-term incentive awards and change in control agreement participation). In this context, the President and Chief Executive Officer has general oversight for the non-executive officer employee compensation process within the Company, and provides input to the Committee in such capacity. The President and Chief Executive Officer also provides the Committee with additional input, perspective, and recommendations in connection with the Committee’s salary determinations for executive officers. The President and Chief Executive Officer, Chief Financial Officer, Chief Legal and Administrative Officer, and Vice President of Human Resources frequently attend meetings of the Committee in these respective capacities. These individuals are excluded from any Committee or Board deliberations or votes regarding their own compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, outside compensation consultants to assist in evaluating compensation. The Committee also has the authority to terminate those engagements. In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Mercer LLC (“Mercer”) as its outside compensation consultant since September 2017.

In its role as compensation consultant, Mercer, at the Committee’s request, periodically conducts reviews and recommends updates to our executive officer and director compensation programs and long-term incentive practices.

In connection with their engagement, Mercer reported to the Committee regarding its independence based on the six factors outlined in SEC regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Committee considered these factors and concluded that Mercer is independent and that its engagement by the Committee raised no conflicts of interest.

Peer Group Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations. The Committee engages Mercer to conduct an annual executive compensation analysis that provides market competitive levels of total compensation. The assessment used in connection with setting 2019 compensation, which was completed and presented in December 2018, compared Orthofix executive officer compensation levels in comparison with market data to determine whether compensation levels for our executive officers remain consistent with market practice and our compensation philosophy. In conducting the assessment, Mercer made comparisons to our peer group and survey data including companies in the life sciences/medical devices industries and technology companies.

In conducting the benchmarking, Mercer utilized a selection of 18 peer companies. This selection of peer companies, or “peer group,” originally was approved by the Committee in the fall of 2017, and was further updated in December 2018. The members of the peer group were selected for inclusion principally because of their overall similarity to Orthofix in terms of annual revenue, industry sector/sub-sector, medical technology product lines and international penetration. The peer group consists of the following medical technology and device manufacturers and distributors, which we compete against for executive talent.

ABIOMED, Inc.	Integra LifeSciences Holdings Corporation

Angiodynamics, Inc.	LivaNova PLC

Avanos Medical, Inc.	Merit Medical Systems, Inc.

Cardiovascular Systems, Inc.	Nevro Corp.

CONMED Corporation	Natus Medical Inc.

CryoLife, Inc.	NuVasive, Inc.

Haemonetics Corporation	NxStage Medical, Inc.

ICU Medical Inc.	RTI Surgical Inc.

Integer Holdings Corporation	Wright Medical Group N.V.

The Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory, non-binding vote on executive compensation (a “say-on-pay proposal”), and subsequently evaluates these results. At the 2019 annual meeting, the Company’s say-on-pay proposal was supported by 97.6% of the votes cast, which we believe supports the Company’s “pay-for-performance” approach to executive compensation. The Committee evaluated the results of the vote in June 2019.

The Committee believes that the voting results over the course of the last several years (which has included 90% or greater approval votes at each of the Company’s last four annual meetings of shareholders) affirm shareholders’ overall support of the Company’s approach to executive compensation, including continuing efforts by the Committee during that time to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance. In addition to responding to the input of shareholders, the Committee also has considered many other factors in designing and evaluating the Company’s executive compensation programs, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is evaluated in the context of the Committee members’ fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors informed the Compensation Committee’s decisions regarding named executive officers’ compensation for 2019. The Committee will continue to consider feedback from shareholders, including the outcome of the Company’s say-on-pay votes, when making future compensation decisions for its named executive officers.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•	annual salary;
•	performance-based cash incentives in the form of annual bonuses; and
•	long-term equity-based incentives under our long-term incentive plan.

The Committee reviews annually what portion of an executive officer’s total compensation should be in the form of salary, target annual cash bonus opportunity and long-term equity-based incentive compensation. The Committee believes an appropriate mix of these elements, commensurate with our Executive Compensation Guiding Principles, will assist the Committee in meeting its compensation objectives. As part of its decision making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers. This information includes a specific review of dollar amounts for salary, target bonus opportunity and long-term equity-based incentive compensation. In addition, as further described below, we sometimes grant one-time bonuses and stock awards in connection with new hires and promotions, or for retention or special recognition purposes.

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation and long-term equity incentive compensation awards) for our President and Chief Executive Officer and our other named executive officers for 2019. These charts illustrate that a significant portion of our named executive officer total target compensation was performance-based or variable.

* Graphs exclude compensation for Bradley R. Mason, who served as our President and Chief Executive Officer through his retirement on October 31, 2019. The 2019 CEO target compensation represents Mr. Serbousek’s target compensation during his five months of service in 2019 (which includes his initial 3 months of service as our President of Global Spine, and his subsequent 2 months as President and Chief Executive Officer). Long-Term Vesting Equity Incentives include compensation derived from grants of time-based vesting stock options, time-based vesting restricted stock units, and performance-based vesting stock units. "All Other Compensation" value is not shown as it represents less than 1% of total target compensation.

 Annual Salary

The Committee makes annual determinations with respect to the salaries of executive officers. In making these decisions, the Committee considers proxy peer data and/or market survey data for each individual person, with the midpoint of the salary range being the 50th percentile of the market. The Committee positions actual base salary within the salary range based upon an executive’s experience, performance and contribution to Orthofix’s success. The Committee endeavors to use the full width of the salary range to differentiate pay.

The 2018 and 2019 annual base salary amounts for our named executive officers were as follows:

Name	Title	2018 Annual Base Salary	2019 Annual Base Salary	Percentage Increase
Jon C. Serbousek	President and Chief Executive Officer(1)	—	$750,000(1)	—
Davide Bianchi	President of Global Extremities(2)	CHF 379,911(2)	CHF 412,000(2)	8.4%
Kimberley A. Elting	Chief Legal and Administrative Officer	$410,000	$426,400	4.0%
Michael M. Finegan	Chief Strategy Officer	$418,000	$424,270	1.5%
Douglas C. Rice	Chief Financial Officer	$420,000	$432,600	3.0%
Bradley R. Mason	Former President and Chief Executive Officer(3)	$740,000	(3)	—

(1) Annual base salary amount shown reflects Mr. Serbousek’s annual base salary following his promotion to President and Chief Executive Officer on November 1, 2019, after having originally joined the Company in August 2019 as the Company’s President of Global Spine with an annual base salary of $500,000. For the full calendar year, Mr. Serbousek received a total of $241,346 in base salary payments (of which $123,077 represented base salary earned as President of Global Spine from August 2019 through October 2019 and $118,269 represented base salary earned as President and Chief Executive Officer from November 2019 through December 2019).

(2)   Mr. Bianchi is paid in Swiss Francs (CHF). Based on the average exchange rate to U.S. Dollars applicable for the 2019 fiscal year 1.0064, the amounts shown in the table above would be $382,325 and $414,618, respectively. Mr. Bianchi ceased serving as President of Global Extremities on March 31, 2020.

(3)   Mr. Mason had an annual base salary of $750,000 while serving as President and Chief Executive Officer from January 2019 through October 2019. Following Mr. Mason’s retirement as a director and officer on October 31, 2019, Mr. Mason commenced service as a consultant to the Company, for which he receives a fee of $40,000 per month through October 2020. For the full year, Mr. Mason received total base salary payments of $603,308 for service as President and Chief Executive Officer from January 2019 through October 2019 and $80,000 in consulting fees for service as a consultant from November 2019 through December 2019.

Cash Performance-Based Incentives – Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of an annual performance-based cash bonus. These bonuses are provided through our annual cash incentive program, which aligns any payout to an executive officer with actual financial performance of the Company relative to pre-established financial performance targets.

The Committee is responsible for approving the annual bonus plan design every year. At the outset of each year the Committee establishes target financial performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below. The plan design, metrics, and threshold, target, and maximum goals support the annual corporate operating plan for the year.

For 2019, performance goals for Messrs. Finegan, Rice, and Mason and Ms. Elting were based on Company-wide net sales and adjusted EBITDA performance, each weighted at 50%. Adjusted EBITDA consists of EBITDA (defined as GAAP-derived income from continuing operations plus net interest expense, income tax expense, depreciation and amortization) net of credits or charges that were considered by the Committee at the time bonus targets were set to be outside of the normal ongoing operations of the Company. For Mr. Bianchi, these two metrics were each weighted at 12.5%, while sales and adjusted EBITDA for Mr. Bianchi’s business segment were each collectively weighted at 37.5%. Mr. Serbousek joined the Company mid-year, and his pro-rated bonus for the year was determined by the Committee based on its qualitative assessment of his performance (including, specifically, his ability in 2020 to (i) recruit and fill key vacant Company leadership roles, and (ii) develop and implement a new strategic plan based on his evaluation of the Company's business and operations), rather than the quantitative Company-wide performance metrics that were approved prior to him joining the

Company. In 2020, Mr. Serbousek’s incentive compensation will be based on the satisfaction of quantitative Company-wide performance metrics, rather than individual qualitative metrics, similar to other executive officers.

An executive officer could earn from 0% to 150% of his or her targeted bonus based upon actual performance measured against the range of established performance goals. The Committee determined that no payouts would be made for performance below the 50% achievement threshold on any specific goal.

The proposed goals and related matrix were reviewed and approved by the Committee in December 2018, and performance was then subsequently assessed by the Committee in March 2020. Each of the Committee members at the time of the applicable action participated in and approved these respective determinations.

The table below describes the threshold, target, and maximum performance goals relative to actual achievement for the financial performance metrics described above in 2019.

			Performance Goals/Actual Results (in millions)					Weighted Achievement
	Weighting		Threshold	Target	Maximum		Achievement	% of Target
2019 Financial Metrics(1)	Other NEOs	Mr. Bianchi	50%	100%	150%	Actual	% of Target	Other NEOs	Mr. Bianchi
Company-wide Net Sales	50.0%	12.5%	$460.5	$484.8	$499.3	$462.5	54.0%	+27.0	+6.7
Company-wide Adjusted EBITDA	50.0%	12.5%	$88.0	$98.9	$110.8	$74.0	0.0%	+0.0	+0.0
Global Extremities Net Sales	N/A	37.5%	$106.1	$110.5	$113.8	$104.9	0.0%	N/A	+0.0
Global Extremities Adjusted EBITDA	N/A	37.5%	$16.5	$18.7	$20.6	$13.1	0.0%	N/A	+0.0
Total	100.0%	100.0%						27.0%	6.7%

(1) Committee approval of financial performance targets in December 2018 provided that targeted amounts would be adjusted to eliminate the effect of subsequent currency fluctuations.  The targeted amounts shown in the table reflect the original targets as adjusted to reflect such pre-approved constant currency adjustments.

Aggregate Payouts

To calculate the bonus amount payable for to the Company’s named executive officers, excluding the President and Chief Executive Officer, the aggregate weighted achievement percentage for each executive officer was multiplied by the target amount of bonus for which that participant was eligible. These results are described in the table below:

Name	2019 Base Salary Amount	Target Bonus Percentage of Salary	Weighted Percent Achievement	Total Annual Incentive Plan Bonus
Davide Bianchi (1)	CHF 412,000	70%	6.7%	CHF 19,323
Kimberley A. Elting	$ 426,400	60%	27.0%	$69,077
Michael M. Finegan	$ 424,270	60%	27.0%	$68,732
Douglas C. Rice	$ 432,600	60%	27.0%	$70,081
Bradley R. Mason	$ 432,600(2)	100%	27.0%	$165,861

(1) Mr. Bianchi is paid in Swiss Francs (CHF). Based on the average exchange rate to U.S. Dollars applicable during the 2019 fiscal year (1.0064), the amounts shown in the table would be $414,618 and $19,446, respectively.

(2) As described earlier on page 23, Mr. Mason served as President and Chief Executive Officer from January 2019 through October 2019, during which period he received total base salary payments of $603,308 (based on his then-annual base salary amount of $750,000). In accordance with the incentive plan, Mr. Mason’s 2019 bonus was pro-rated based on his partial-year service. Mr. Mason did not receive any incentive plan bonus for the portion of the year during which he served as a consultant.

Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

2019 Bonus for Mr. Serbousek

As described earlier on page 23, Mr. Serbousek became the Company’s President and Chief Executive Officer on November 1, 2019, after having originally joined the Company as President of Global Spine in August 2019. Due to the timing of his hiring, the Compensation Committee evaluated Mr. Serbousek based on its qualitative assessment of his performance (including, specifically, his ability in 2020 to (i) recruit and fill key vacant Company leadership roles, and (ii) develop and implement a new strategic plan based on his evaluation of the Company's business and operations), rather than the quantitative Company-wide performance metrics used for executive officers who were employed as of the beginning of the year. The Committee ultimately determined to set a 2019 target bonus for Mr. Serbousek equal to 100% of his salary as President and Chief Executive Officer ($750,000), pro-rated to reflect the number of days that he served as an executive officer. In March 2020, the Committee evaluated Mr. Serbousek’s performance and determined that he would receive an achievement percentage of 100%, which resulted in a payout of $304,110. The Committee reached this conclusion (i) as a result of Mr. Serbousek successfully filling four key Company leadership roles (including, President of Global Spine, SVP Global Quality, Regulatory and Clinical Affairs, SVP Global Operations, SVP and Managing Director, International Spine, and SVP Global Motion Preservation), and (ii) based on his development and implementation of a Board-approved 3-year strategic plan that reflected Mr. Serbousek's evaluation of the Company's business and operations since joining the Company in August 2020. In 2020, Mr. Serbousek’s incentive compensation will be based on the satisfaction of quantitative Company-wide performance metrics, rather than individual qualitative metrics, similar to other executive officers.

Long-Term Equity-Based Incentives

Long-Term Incentive Plan – 2012 LTIP

In accordance with the Executive Compensation Guiding Principles, the creation of sustainable shareholder value by means of equity incentive awards is a very important element of the total compensation provided to executive officers.

Our primary equity compensation plan is the 2012 LTIP, which our shareholders most recently approved in July 2018. As of April 9, 2020, only 225,765 shares remained available for grant pursuant to this plan. As further described under “Proposal 3: Approval of Amendment No. 1 to the Amended and Restated 2012 LTIP,” at the Annual Meeting, the shareholders will be asked to consider, and, if thought fit, approve an amendment to the 2012 LTIP to replenish the shares available for awards under the plan by 1,100,000 shares. We request that shareholders support this proposal given that equity is a key component of our pay-for-performance philosophy and equity grants best align and engage our leadership team with shareholder value creation. One of our current executive officers continues to hold outstanding awards under our 2004 LTIP, although we no longer grant awards under this plan.

The Committee administers each of these plans and only the Committee makes long-term incentive plan grants to named executive officers. In addition, the Committee has in rare instances made inducement grants (in accordance with applicable Nasdaq rules) to newly hired employees outside of shareholder approved plans, as it did in in 2019 in connection with the hiring of Mr. Serbousek and the acquisition of Options Medical LLC, and in 2018 in connection with the acquisition of Spinal Kinetics, Inc. These inducement grants have been made on terms that are substantially similar to grants under the 2012 LTIP.

In 2019, the Committee granted three types of equity incentive awards to executive officers: (i) time-based vesting stock options, (ii) time-based vesting restricted stock units (RSUs), and (iii) performance-based vesting stock units.

	Stock Options	RSUs	Performance Stock Units
Value Weighting	25%	25%	50%

Performance Conditions	Stock price appreciation	N/A	Total shareholder return (“TSR”) relative to the S&P Healthcare Equipment Select Industry Index

Term/Length	Ten years	Four years, or two years, depending on the grant	Three-year performance period with additional one-year holding period

Vesting	Vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date	Vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date, or cliff vests on second anniversary, depending on the grant	Cliff vest after three years upon certification of results; subject to additional one-year holding period following vesting

	Stock Options	RSUs	Performance Stock Units
Payout	Upon exercise, participant acquires common shares at the previously defined exercise price	Participant acquires unrestricted shares of common stock upon vesting

Payment made in unrestricted shares of common stock at the end of the holding period

•Payouts at 50% of target for relative TSR performance at the 25th percentile

•Maximum performance capped at 200% of target for relative TSR performance at or above the 75th percentile; overall payouts (i.e., including both performance results and stock price appreciation) capped at five times the fair market value of the target award on the date of grant

•Vesting may not exceed 100% if actual TSR is negative during the performance period

In accordance with the Executive Compensation Guiding Principles, equity incentive awards currently follow the following principles:

•	Annual long-term incentive awards are delivered in a mix of the types of equity awards described in the preceding paragraph.
•	Annual long-term incentive awards are made to all Section 16 executive officers.
•	Annual long-term incentive award values are competitively positioned based on market data for comparable positions and individual performance.

Mr. Serbousek joined the Company in August 2019, after the start of the 3-year performance period for the Company’s 2019 performance stock unit grants. As a result, all grants to Mr. Serbousek in 2019 (including the inducement grants he received at the time of hiring) were made via time-based vesting awards. However, for 2020, 50% of Mr. Serbousek’s target equity compensation will be provided via performance stock units (with a 3-year relative total stockholder return performance criteria) and 50% will be provided via time-based vesting awards.

Time-Based Vesting Grants

Under the Company’s operative agreements with executive officers, the unvested portion of any time-based grant is forfeited if an employee voluntarily ceases employment prior to vesting. In the event that an employee is terminated by the Company without cause, any remaining unvested portion of the grant is forfeited. In the event an employee dies, suffers a long-term disability, or retires within certain age and service tenure parameters, the full grant vests. In all of the foregoing circumstances, with the exception of the transition and retirement of our former CEO in 2019, vested stock options are subject to a limited post-employment exercise period, which ranges from 3 to 18 months depending on the circumstance. In the case of stock options held by employees who remain continuously employed, the options expire and are no longer exercisable 10 years from the grant date. Should a change in control occur while a grantee remains employed, unvested portions of the grant will accelerate only if the employee separates from employment in specific circumstances within 24 months of the change in control.

Performance-Based Vesting Grants

In recent years, the Committee has actively worked with its compensation consultant to implement performance-based vesting equity grants. Performance-based awards that remained eligible to be earned as of December 31, 2019 are described below.

2016, 2017, 2018, and 2019 Performance Stock Unit Grants

For 2016, 2017, 2018, and 2019, the Committee granted 50% of executive officer(s) total annual equity award value in the form of performance stock units (“PSUs”) that are earned based on the TSR of the Company’s common stock relative to other companies in an applicable industry index during a three-year performance period following the date of grant, with the change in share price during the performance period measured using the average closing price during the 20 days preceding each of the beginning and the end of the performance period. For the PSUs granted in 2016 through 2018, the Committee used the S&P Healthcare Select Industry Index, and for the 2019 PSU grants, the Committee used the S&P Healthcare Equipment Select Industry Index. Achieved vesting percentages are based on the following criteria:

Company's TSR Percentile Rank	Vesting Percentage
Below 25th Percentile	0%
25th Percentile	50% (threshold)
50th Percentile	100% (target)
75th Percentile	200% (maximum)

In the event that the Company’s TSR percentile rank for the performance period falls between any of the amounts set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between such amounts.

The PSU award agreement provides that the vesting percentage may not exceed 100% if the Company’s absolute TSR during the performance period is negative. In addition, the vesting percentage is capped such that the PSU award will never trigger the issuance of shares with a vesting date fair market value of more than five times the fair market value of the target award on the date of grant. Following the end of the three-year performance period, the shares that vest are subject to a one-year holding period requirement. Generally, if an executive voluntarily ceases employment without “good reason” or “qualified retirement” eligibility prior to the end of the three-year performance period, the entire award is forfeited.

The performance period for the Company’s 2016 grant of performance stock units concluded in June 2019. The Company achieved a TSR over the performance period of 16.45%. Per the terms of the award, this performance resulted in vesting based upon the 25th percentile rank of the applicable index, or for 50% vesting. The Committee certified the Company’s performance in relation to the specified index in July 2019. In accordance with the terms of the award, the shares will be delivered in June 2020, 12 months after the conclusion of the performance period.

Equity Award Approval Process

The Committee currently reviews and approves dollar values for executive officer equity incentive grants at its March meeting, with the grant effective date being the first business day of April, and the number of shares/units underlying each award (and the exercise price for stock options) based on the closing price of the Company’s common stock on such effective date. For 2020, due to share capacity constraints under the 2012 LTIP, PSU grants to executive officers will occur as of June 8, 2020 (with a 3-year TSR performance period commencing on such date), subject to approval by shareholders of Amendment No. 1 to the 2012 LTIP at the Annual Meeting. Prior to 2018, the Committee reviewed and approved annual grants in June, with grant dates occurring on or around July 1.

Generally, the Committee’s approval of annual equity incentive grants occurs at a time when the Company’s insider trading window for executives is open. However, in the event that grants are approved when such window is closed, the Committee does not seek to affect the value of grants by timing them in relation to the release or non-release of material public information.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites and other personal benefits, which have a collective value of less than $10,000 per year, except in the case of our President and Chief Executive Officer, who received relocation benefits in 2019 totaling $20,961 in addition to other benefits as discussed within the Summary Compensation Table on page 32. Among other things, these perquisites and benefits include reimbursement for tax preparation expenses, estate planning expenses, an annual physical exam, and reimbursement of expenses relating to spousal travel in connection one Board meeting per year. We consider our perquisites to be consistent with the market practices for similarly situated companies. Under our Executive Compensation Guiding Principles, the payment of any perquisite will generally require the approval of the Compensation Committee.

Other Plans

Executive officers participate in our health and welfare benefits (including our 401(k) plan) on the same basis as other similarly situated employees.

Governance of Executive Compensation

As described further below, executive compensation for our executive officers is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee’s compensation decisions are intended to reflect its ongoing commitment to strong compensation governance, which the Committee believes is reflected in the following elements of our executive compensation program:

•

Stock Ownership Guidelines Align Our Executive Officers and Directors with Shareholders — We have adopted stock ownership guidelines that apply to all of our executive officers and directors. The guidelines provide that the President and Chief Executive Officer should have an ownership in the Company’s common stock equal to five times his or her annual base salary, while all other executive officers (including executive officers who are not “named executive officers” in the proxy statement) should have ownership equal to two times his or her annual base salary. The guidelines provide that each director should have ownership equal to three times his or her annual cash retainer. Full credit is given under the guidelines for (i) common stock owned, (ii) unvested or unsettled time-based vesting restricted stock or units, and (iii) the unrealized gain on vested stock options, to the extent in-the-money. No credit is given for unvested stock options, out-of-the-money stock options or unvested performance vesting shares or units. The guidelines include a 5 year phase-in period from the date of appointment or election, as applicable, and progress towards meeting and maintaining these amounts is measured periodically. Subject to phase-in periods for recent appointments, all executive officers and directors are in compliance with the policy at the present time.

•

Independent Report Supports Committee’s Risk Assessment — The Committee annually assesses the relationship between the Company’s compensation policies and practices as to whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. At the Committee’s request, Mercer annually delivers a compensation-based risk assessment report. This report assesses potential risk that may be present in the design or administration of the Company’s compensation program. The most recent report, delivered in March 2020, found that the compensation program aligns overall with shareholder interests, rewards pay-for-performance, and does not promote unnecessary or excessive risk.

•     Use of Independently Prepared Competitive Assessments — The practice of the Compensation Committee is to engage the Company’s compensation consultant to prepare an independent executive compensation competitive assessment to measure our program against peer companies and other survey data. The Committee takes these results into consideration (among other factors) in approving our executive compensation program.

•     Compensation Recoupment (Clawback) Policy — In 2012, we adopted a compensation recoupment, or “clawback” policy, which applies to all of our executive officers. Under this policy, if we are required to prepare an accounting restatement due to material noncompliance by Orthofix, as a result of misconduct, with any financial reporting requirement under the securities laws, each executive officer is required to reimburse Orthofix for (i) any bonus or other incentive-based or equity-based compensation received by such executive officer during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement, and (ii) any profits realized from the sale of our securities of during that 12-month period.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executive officers.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the named executive officers, as limited by Section 162(m) of the Code. Our compensation program historically has been designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the Code, but there have been and may be other exceptions for administrative or other reasons. However, the Tax Cuts and Jobs Act of 2017 eliminated the exception under Section 162(m) for performance-based compensation and expanded the number of employees who may be covered by these deductibility limitations, which may have an effect on how we design future compensation programs and may affect the financial statement impact of executive compensation payments.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee
Michael E. Paolucci, Committee Chair
Alexis V. Lukianov
Maria Sainz

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($) (h)		Total ($) (i)
Jon C. Serbousek - President and	2019	241,346	(3)	304,110	(3)	1,749,865	1,750,005	—	30,876	(4)	4,076,202
Chief Executive Officer
Davide Bianchi - President of	2019	414,618		—		995,478	175,007	23,335	89,364	(6)	1,697,802
Global Extremities (5)	2018	398,598		—		489,428	143,652	150,552	81,764		1,263,994
	2017	364,984		—		462,549	138,675	281,867	69,314		1,317,389
Kimberley A. Elting - Chief Legal	2019	426,400		—		1,099,214	202,500	69,077	12,570	(7)	1,809,761
and Administrative Officer	2018	410,000		—		859,696	193,634	162,360	12,297		1,637,987
	2017	382,000		—		546,657	163,882	296,814	10,861		1,400,214
Michael M. Finegan - Chief	2019	424,270		—		1,047,284	187,506	68,732	13,342	(9)	1,741,134
Strategy Officer(8)	2018	418,000		—		553,269	162,402	165,528	13,142		1,312,341
	2017	412,000		—		504,630	151,279	320,124	11,902		1,399,935
Douglas C. Rice - Chief Financial	2019	432,600		—		1,163,649	220,004	70,081	12,502	(10)	1,898,836
Officer	2018	420,000		—		715,007	209,868	166,320	12,299		1,523,494
	2017	390,000		—		588,684	176,501	303,030	11,859		1,470,074
Bradley R. Mason - Former	2019	623,308		—		1,999,989	—	165,861	95,788	(11)	2,884,946(12)
President and Chief	2018	740,000		—		3,592,030	1,054,348	488,400	16,670		5,891,448
Executive Officer	2017	710,800		—		2,354,789	705,975	920,486	13,708		4,705,758

(1)  Amounts shown do not reflect compensation actually received. Instead, the amounts shown are the aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

(2)  Amounts shown reflect cash bonuses paid in 2020, 2019, and 2018 for performance in 2019, 2018, and 2017, respectively, pursuant to our annual incentive program. Our annual incentive program with respect to the 2019 fiscal year, including the Committee’s criteria for determining the amounts awarded in 2020, are described above under “Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Performance-Based Incentives – Annual Incentive Program.”

(3)  Mr. Serbousek’s salary represents $123,076.94 in wages earned during his time spent as Global Spine President (from July 2019 to October 2019) and $118,269.26 in wages earned as President and Chief Executive Officer (subsequent to October 2019). Mr. Serbousek’s bonus was calculated as 100% of his target bonus percentage and based upon his salary as President and Chief Executive Officer, as if this salary were in effect from his original hire date.

(4) Reflects $20,961 for relocation expenses, $4,644 for 401k matching, $4,700 for tax preparation reimbursement, and $570 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance, respectively.

(5) Mr. Bianchi is compensated in Swiss Francs. Amounts shown in table reflect compensation amounts as converted to U.S. Dollars using the average exchange rate in effect during the 2019 calendar year of 1.0064, the 2018 calendar year of 1.0228, and the 2017 calendar year of 1.0159. Mr. Bianchi ceased serving as President of Global Extremities on March 31, 2020. In accordance with the terms of his Swiss-law governed employment contract, he continues on "garden leave" status with the Company's Swiss subsidiary until his departure as an employee from such subsidiary as of October 1, 2020.

(6) Reflects $65,212 for retirement matching and $24,152 for car and travel allowance.

(7) Reflects $10,428 for 401k matching and $2,142 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(8) On March 31, 2020, the Company and Mr. Finegan determined that he would depart as an executive officer and employee of the Company as of July 4, 2020.

(9) Reflects $11,200 for 401k matching and $2,142 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(10) Reflects $11,200 for 401k matching and $1,302 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(11) Reflects $80,000 in consulting income, $11,200 for 401k matching, and $4,588 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(12) On February 25, 2019, Mr. Mason and the Company entered into a Transition and Retirement Agreement. Pursuant to such agreement, Mr. Mason became entitled to acceleration of certain time-based restricted stock and time-based stock options by continuing to serve as President and Chief Executive Officer during the transition period through October 31, 2019, when Mr. Serbousek succeeded him as President and Chief Executive Officer. These amounts are further described on page 44 under the heading "Transition and Retirement Agreement with Mr. Mason.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards that were granted to our named executive officers during the fiscal year ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(2)	All Other Stock Awards (#)		All Other Option Awards (#)(7)	Equity Exercise or Base Price of Option Awards ($/Sh)(8)	Grant Date Fair Value of Stock and Option Awards ($)(9)
Jon C.	08/05/2019	(10)	—	—	—	—	—	—	14,743	(4)	—	—	749,976
Serbousek	11/01/2019	(11)	—	—	—	—	—	—	24,085	(4)	—	—	999,889
	08/05/2019	(10)	—	—	—	—	—	—	—		50,711	50.87	750,003
	11/01/2019	(11)	—	—	—	—	—	—	—		81,449	41.52	1,000,002
Davide			145,116	290,232	435,348	—	—	—	—		—	—	—
Bianchi	04/01/2019		—	—	—	3,114	6,228	12,456	—		—	—	406,502
	04/01/2019		—	—	—	—	—	—	3,114	(4)	—	—	175,007
	04/01/2019		—	—	—	—	—	—	7,366	(5)	—	—	413,969
	04/01/2019		—	—	—	—	—	—	—		10,318	56.20	175,007
Kimberley			127,920	255,840	383,760	—	—	—	—		—	—	—
A. Elting	04/01/2019		—	—	—	3,603	7,206	14,412	—		—	—	470,336
	04/01/2019		—	—	—	—	—	—	3,603	(4)	—	—	202,489
	04/01/2019		—	—	—	—	—	—	7,587	(5)	—	—	426,389
	04/01/2019		—	—	—	—	—	—	—		11,939	56.20	202,500
Michael M.			127,281	254,562	381,843	—	—	—	—		—	—	—
Finegan	04/01/2019		—	—	—	3,336	6,673	13,346	—		—	—	435,547
	04/01/2019		—	—	—	—	—	—	3,336	(4)	—	—	187,483
	04/01/2019		—	—	—	—	—	—	7,549	(5)	—	—	424,254
	04/01/2019		—	—	—	—	—	—	—		11,055	56.20	187,506
Douglas C.			129,780	259,560	389,340	—	—	—	—		—	—	—
Rice	04/01/2019		—	—	—	3,914	7,829	15,658	—		—	—	510,999
	04/01/2019		—	—	—	—	—	—	3,915	(4)	—	—	220,023
	04/01/2019		—	—	—	—	—	—	7,698	(5)	—		432,628
	04/01/2019		—	—	—	—	—	—	—		12,971	56.20	220,004
Bradley R.			370,000	740,000	1,110,000	—	—	—	—		—		—
Mason	04/01/2019		—	—	—	—	—	—	35,587	(6)	—	—	1,999,989

(1) Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal year 2019 by each Named Executive Officer under our annual performance-based incentive compensation program. The actual amounts earned by each Named Executive Officer are included in the fiscal year 2019 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above and discussed under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Performance-Based Incentives – Annual Incentive Program” above.

(2) Amounts shown represent the threshold and maximum amounts in shares earned based on performance if the threshold or maximum performance goals are achieved over the three-year performance period beginning on April 1, 2019. No shares will be issued for performance below the threshold level.

(3) Amounts shown represent the target amount in shares earned if the target performance goal is achieved with respect to the three-year performance period beginning on April 1, 2019.

(4) Amounts shown represent an award of time-based restricted stock units granted in 2019 under the 2012 LTIP. Such units vest ratably over four years (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(5) Amounts shown represent an award of time-based restricted stock units granted in 2019 under the 2012 LTIP. Such units cliff vest on the second anniversary of the grant date (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(6) Amounts shown represent an award of time-based restricted stock units granted in 2019 under the 2012 LTIP. Such units cliff vest on the first anniversary of the grant date (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(7) Amounts shown include awards of stock options granted in 2019 under the 2012 LTIP. Such options vest ratably over four years (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(8) The exercise price of the stock options is equal to the closing price of the common stock on the grant date.

(9) Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

(10) Represents grants of time-based vesting restricted stock units and time-based vesting stock options granted upon Mr. Serbousek’s hire date of August 5, 2019 as President of Global Spine.

(11) Represents grants of time-based vesting restricted stock units and time-based vesting stock options granted upon Mr. Serbousek’s promotion on November 1, 2019 to President and Chief Executive Officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
Jon C.	—	50,711	(3)	50.87	8/5/2029	—		—	—		—
Serbousek	—	81,449	(4)	41.52	11/1/2029	—		—	—		—
	—	—		—	—	14,743	(5)	$680,832	—		—
	—	—		—	—	24,085	(6)	$1,112,245	—		—
Davide	10,000	—		28.49	7/22/2023	—		—	—		—
Bianchi	6,250	—		21.78	9/26/2023	—		—	—		—
	11,100	—		36.25	6/30/2024	—		—	—		—
	12,150	—		33.12	6/30/2025	—		—	—		—
	8,742	2,913	(7)	44.39	7/01/2026	—		—	—		—
	5,205	5,204	(8)	46.10	7/03/2027	—		—	—		—
	2,244	6,729	(9)	56.87	4/02/2028	—		—	—		—
	—	10,318	(10)	56.20	4/01/2029	—		—	—		—
	—	—		—	—	812	(11)	37,498	—		—
	—	—		—	—	1,491	(12)	68,854	—		—
	—	—		—	—	1,896	(13)	87,557	—		—
	—	—		—	—	3,114	(14)	143,805	—		—
	—	—		—	—	7,366	(15)	340,162	—		—
	—	—		—	—	—		—	3,330	(16)	153,779
	—	—		—	—	—		—	5,965	(17)	275,464
	—	—		—	—	—		—	5,055	(18)	233,440
	—	—		—	—	—		—	6,228	(19)	287,609
Kimberley	9,500	5,500	(20)	42.89	9/26/2026	—		—	—		—
A. Elting	6,151	6,150	(8)	46.10	7/03/2027	—		—	—		—
	3,024	9,071	(9)	56.87	4/02/2028	—		—	—		—
	—	11,939	(10)	56.20	4/01/2029	—		—	—		—
	—	—		—	—	1,400	(21)	64,652	—		—
	—	—		—	—	1,762	(12)	81,369	—		—
	—	—		—	—	2,555	(13)	117,990	—		—
	—	—		—	—	2,786	(22)	128,657	—		—
	—	—		—	—	3,603	(14)	166,387	—		—
	—	—		—	—	7,587	(15)	350,368	—		—
	—	—		—	—	—		—	7,050	(17)	325,569
	—	—		—	—	—		—	6,814	(18)	314,671
	—	—		—	—	—		—	7,206	(19)	332,773
Michael M.	13,000	—		29.23	2/15/2021	—		—	—		—
Finegan	12,500	—		41.37	2/15/2022	—		—	—		—
	23,000	—		39.66	6/25/2022	—		—	—		—
	8,750	—		21.78	9/26/2023	—		—	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
	11,100	—		36.25	6/30/2024	—		—	—		—
	12,150	—		33.12	6/30/2025	—		—	—		—
	9,516	3,172	(7)	44.39	7/01/2026	—		—	—		—
	5,678	5,677	(8)	46.10	7/03/2027	—		—	—		—
	2,536	7,608	(9)	56.87	4/02/2028	—		—	—		—
	—	11,055	(10)	56.20	4/01/2029	—		—	—		—
	—	—		—	—	884	(11)	40,823	—		—
	—	—		—	—	1,626	(12)	75,089	—		—
	—	—		—	—	2,142	(13)	98,918	—		—
	—	—		—	—	3,336	(14)	154,056	—		—
	—	—		—	—	7,549	(15)	348,613	—		—
	—	—		—	—	—		—	3,625	(16)	167,403
	—	—		—	—	—		—	6,508	(17)	300,539
	—	—		—	—	—		—	5,715	(18)	263,919
	—	—		—	—	—		—	6,673	(19)	308,159
Douglas C.	10,000	—		32.28	9/04/2024	—		—	—		—
Rice	9,750	—		36.46	4/24/2025	—		—	—		—
	13,275	—		33.12	6/30/2025	—		—	—		—
	10,336	3,445	(7)	44.39	7/01/2026	—		—	—		—
	6,624	6,624	(8)	46.10	7/03/2027	—		—	—		—
	3,278	9,831	(9)	56.87	4/02/2028	—		—	—		—
	—	12,971	(10)	56.20	4/01/2029	—		—	—		—
	—	—		—	—	960	(11)	44,333	—		—
	—	—		—	—	1,898	(12)	87,650	—		—
	—	—		—	—	2,769	(13)	127,872	—		—
	—	—		—	—	3,915	(14)	180,795	—		—
	—	—		—	—	7,698	(15)	355,494	—		—
	—	—		—	—	—		—	3,937	(16)	181,811
	—	—		—	—	—		—	7,592	(17)	350,599
	—	—		—	—	—		—	7,385	(18)	341,039
	—	—		—	—	—		—	7,829	(19)	361,543
Bradley R.	75,000	—		38.82	3/13/2023	—		—	—		—
Mason	75,000	—		38.82	3/13/2023	—		—	—		—
	42,600	—		36.25	6/30/2024	—		—	—		—
	50,100	—		33.12	6/30/2025	—		—	—		—
	63,525	—		44.39	7/01/2026	—		—	—		—
	52,990	—		46.10	7/03/2027	—		—	—		—
	65,857	—		56.87	4/02/2028	—		—	—		—
	—	—		—	—	35,587	(23)	1,643,408	—		—
	—	—		—	—	—		—	18,150	(16)	838,167
	—	—		—	—	—		—	30,369	(17)	1,402,440
	—	—		—	—	—		—	37,102	(18)	1,713,370

(1) All options listed in this column were exercisable as of December 31, 2019.

(2) All options listed in this column were not exercisable as of December 31, 2019.

(3) One-fourth of these options are subject to vesting on each of August 5, 2020, 2021, 2022 and 2023.

(4) One-fourth of these options are subject to vesting on each of November 1, 2020, 2021, 2022 and 2023.

(5) One-fourth of these shares of restricted stock are subject to vesting on each of August 5, 2020, 2021, 2022 and 2023.

(6) One-fourth of these shares of restricted stock are subject to vesting on each of November 1, 2020, 2021, 2022 and 2023.

(7) All of these remaining unvested options are subject to vesting on July 1, 2020.

(8) One-half of these remaining unvested options are subject to vesting on each of July 3, 2020 and 2021.

(9) One-third of these remaining unvested options vested or are subject to vesting, as applicable, on each of April 2, 2020, 2021 and 2022.

(10) One-fourth of these unvested options vested or are subject to vesting, as applicable, on each of April 1, 2020, 2021, 2022 and 2023.

(11) All of these remaining unvested shares of restricted stock are subject to vesting on July 1, 2020.

(12) One-half of these remaining unvested shares of restricted stock are subject to vesting on each of July 3, 2020 and 2021.

(13) One-third of these shares of restricted stock vested or are subject to vesting, as applicable, on each of April 2, 2020, 2021 and 2022.

(14) One-fourth of these restricted stock units vested or are subject to vesting, as applicable, on each of April 1, 2020, 2021, 2022 and 2023.

(15)  All of these restricted stock units are subject to vesting on April 1, 2021.

(16)  These unreleased performance stock units were subject to vesting upon the Company meeting certain total shareholder return (“TSR”) targets in relation to specified index companies over a three-year performance period that began on July 1, 2016 and ended on June 28, 2019. In July 2019, the Committee determined the shares vested at 50% of the target amount. The shares reflected in this table represent the actual number of shares vested. The shares are subject to a deferred settlement period of one year following the vesting date. Therefore, the shares will be released on June 28, 2020.

(17) These remaining unvested performance stock units are subject to vesting upon the Company meeting certain TSR targets in relation to specified index companies over a three-year performance period beginning on July 3, 2017 and ending on June 30, 2020. Further, if performance targets are achieved, the underlying shares of common stock are subject to a deferred settlement period of one year following the vesting date.

(18) These remaining unvested performance stock units are subject to vesting upon the Company meeting certain TSR targets in relation to specified index companies over a three-year performance period beginning on April 2, 2018 and ending on April 2, 2021. Further, if performance targets are achieved, the underlying shares of common stock are subject to a deferred settlement period of one year following the vesting date.

(19) These remaining unvested performance stock units are subject to vesting upon the Company meeting certain TSR targets in relation to specified index companies over a three-year performance period beginning on April 1, 2019 and ending on April 1, 2022. Further, if performance targets are achieved, the underlying shares of common stock are subject to a deferred settlement period of one year following the vesting date.

(20) All of these remaining unvested options are subject to vesting on September 26, 2020.

(21) All these remaining unvested shares of restricted stock are subject to vesting on September 26, 2020.

(22) One-third of these remaining unvested shares of restricted stock are subject to vesting on September 5, 2020, 2021 and 2022.

(23)  All of these restricted stock units vested on April 1, 2020.

For a summary of our standard option agreements, see “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.” See also “Agreements with Named Executive Officers.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued upon option exercises, and the value realized upon exercise, or upon the vesting of restricted stock, and the value realized upon vesting, by our named executive officers during fiscal 2019.

	Option Awards		Stock Awards or Units
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Jon C. Serbousek	—	—	—	—
Davide Bianchi	—	—	11,302	631,804
Kimberley A. Elting	—	—	4,061	215,768
Michael M. Finegan	—	—	11,525	643,687
Douglas C. Rice	—	—	15,226	847,664
Bradley R. Mason	—	—	76,367	4,119,612

(1) Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2) Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR

 CHANGE IN CONTROL

Potential Payments to Named Executive Officers

Termination and Change in Control

As described below, our change in control and severance agreements provide for a “double-trigger” so that a change in control (as that term is defined in the agreement) alone does not grant the executive officer any specific right to receive severance benefits, but as noted below, it increases severance amounts payable following a qualifying termination during the 24-month period following any change in control. Under the change in control and severance agreement and the Company’s form of time-based equity award agreement, all time-based equity awards granted in or after 2016 contain “double trigger” vesting provisions whereby any awards assumed as part of a change in control transaction will vest if, within 24 months of the change in control, the executive is terminated by the Company without “cause” or resigns for “good reason.”

Executive Change in Control and Severance Agreements

Under our current Executive Compensation Guiding Principles, the Compensation Committee provides executive officers with competitive change in control severance benefits that target market practices. All new change in control agreements must be approved by the Compensation Committee. The Compensation Committee approves all change in control and severance arrangements for executive officers.

Consistent with the foregoing, in 2016, the Company discontinued its prior practice of entering into employment agreements with US-based executive officers. Instead, the Compensation Committee approved a new form of change in control and severance agreement, which is offered to executive officers. All current executive officers (including Mr. Serbousek, who joined the Company in 2019) are parties to this standard form of change in control and severance agreement.

Pursuant to the change in control and severance agreement, executive officers are eligible to receive the following severance payments and benefits upon termination of their employment (i) for death or disability, (ii) by the Company without “cause” (as defined in the agreement) or (iii) by the executive for “good reason” (as defined in the agreement):

•	Any unpaid base salary or prior years’ bonus payable through the date of termination;
•

The pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days the executive is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs) based on the achievement of the Company’s performance goals for such year;

•

An amount equivalent to 1.5x or 1.0x, depending on the executive, times the sum of: (i) the executive’s annual base salary and (ii) the executive’s current year’s target bonus; provided that during the 24-month period following any change in control, the foregoing multiples increase by 0.5 (to 2.0x or 1.5x, depending on the executive);

•	$12,500 to $18,750 for use towards outplacement services (plus an additional $6,250 during the 24-month period following any change in control); and
•

If the executive elects COBRA in a timely manner, the executive will be reimbursed for the executive’s monthly premium payments for COBRA coverage for a period of up to 12 or 18 months, depending on the executive.

The right to receive cash payments following a change in control is subject to a “double trigger” provision, such that payments by the Company are only owed if the executive separates from employment in specific circumstances in connection with or following a change in control.

Section 280G

These agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Code.

Instead, payments and benefits payable to the named executive officer will be reduced to the extent doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

Certain Other Provisions

The agreement contains non-competition and non-solicitation covenants effective so long as the executive is an employee and for a period of 12 or 18 months, depending on the executive, after employment is terminated. The agreement also contains provisions that define certain vesting and exercise rights in connection with time-based equity incentive grants (such as by defining the terms “cause,” “good reason” and “qualified retirement” for purposes of all prior and subsequent time-based equity grants). The agreement does not guarantee any minimum levels of cash or equity-based compensation levels during an executive’s employment with the Company. The term of the agreement continues in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and the executive terminating the agreement. The agreement amends and supersedes the applicable executive’s prior employment agreement with the Company, which prior employment agreements became terminated, null and void upon execution of the new change in control and severance agreement. The agreements also contain confidentiality and assignment of inventions provisions that last indefinitely.

Orthofix’s obligation to pay or provide any severance benefits under each agreement (other than any benefits as a result of death) is conditioned upon the executive officer signing a release of claims in favor of the Company and its affiliates by a specified date following separation from employment.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to each of Messrs. Serbousek, Rice, Finegan, and Bianchi and Ms. Elting upon his or her termination or upon a change in control pursuant to the terms of his or her respective change in control and severance agreement and related equity award agreements. For purposes of this table, we assume that the triggering event took place on December 31, 2019, and the price per share of our common stock was $46.18, the closing market price as of that date. For any triggering event that presupposes a change in control, we assume a change in control has so occurred.

Note that on March 31, 2019, the Company and Mr. Finegan  determined that Mr. Finegan would depart as an executive officer and employee of the Company as of July 4, 2020. On the same date, the Company and Mr. Bianchi determined that Mr. Bianchi would cease serving as an executive officer as of such date, and would cease employment with the Company's Swiss subsidiary as of October 1, 2020. In connection therewith, both of Mr. Finegan and Mr. Bianchi will be entitled to receive amounts corresponding to a "termination without cause or for good reason" (as calculated on the dates of their respective cessations of employment, rather than December 31, 2019, and subject to the actual achievement of performance stock units rather than the target amounts shown in the table below), subject to their satisfaction with post-employment non-compete obligations and other applicable covenants.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock- Based Rights ($)		Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)
Jon C. Serbousek	Termination for death or disability	2,250,000	2,172,629	(1)	35,124	18,750	4,476,503
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	2,250,000	—		35,124	18,750	2,303,874
	Termination for death, disability, good reason or without cause during a change in control period	3,000,000	2,172,629	(1)	35,124	25,000	5,232,753
Davide Bianchi	Termination for death or disability	704,850	1,480,019	(1)	—	12,500	2,197,370
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	704,850	437,371	(2)	—	12,500	1,154,721
	Termination for death, disability, good reason or without cause during a change in control period	1,057,275	1,480,019	(1)	—	18,750	2,556,045
Kimberley A. Elting	Termination for death or disability	682,240	1,901,022	(1)	—	12,500	2,595,762
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	682,240	537,766	(2)	—	12,500	1,232,506
	Termination for death, disability, good reason or without cause during a change in control period	1,023,360	1,901,022	(1)	—	18,750	2,943,132
Michael M. Finegan	Termination for death or disability	1,018,248	1,596,248	(1)	35,124	18,750	2,668,370
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	1,018,248	481,149	(2)	35,124	18,750	1,553,271

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock- Based Rights ($)		Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)
	Termination for death, disability, good reason or without cause during a change in control period	1,357,664	1,596,248	(1)	35,124	25,000	3,014,035
Douglas C. Rice	Termination for death or disability	692,160	1,856,021	(1)	13,469	12,500	2,574,150
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	692,160	581,129	(2)	13,469	12,500	1,299,258
	Termination for death, disability, good reason or without cause during a change in control period	1,038,240	1,856,021	(1)	13,469	18,750	2,926,480

(1) In the event of a termination for death or disability, the executive would receive acceleration of all time-based restricted stock and stock options, and outstanding performance stock units would be deemed vested and achieved at target levels. Amount in table reflects the value of all such accelerated shares (which in the case of stock options, is based on spread value) as of December 31, 2019.

(2) The Company’s performance stock unit agreement provides that stock units will vest upon the Company meeting certain total shareholder return targets in relation to specified index companies over a three-year performance period following the date of grant. In the event that the award recipient’s service is terminated during the performance period by the Company without cause or by the award recipient for good reason, the award recipient will remain eligible to earn a pro rata portion of the award based on the product of (i) the percentage of the three-year performance period that the award recipient remained in service and (ii) the Company’s ultimate achievement percentage of the performance targets. For purposes of this table, we have included a value for performance stock units as of December 31, 2019 that assumes that the performance targets would ultimately be achieved at the target level, though actual achievement could be greater or lesser than this amount. As of the date of this proxy statement, all outstanding performance stock units currently track below threshold levels based on the Company's total stockholder return since the beginning of each applicable performance period, which would result in a value of $0 if such threshold were not exceeded prior to the end of the applicable performance period.

Transition and Retirement Agreement with Mr. Mason

On February 25, 2019, Orthofix entered into a Transition and Retirement Agreement with Mr. Mason (the “Agreement”).  Pursuant to the Agreement, the Company and Mr. Mason have agreed that Mr. Mason would continue to serve as President and Chief Executive Officer until the Board appointed his successor, which occurred on October 31, 2019 (the “Succession and Retirement Date”).  Mr. Mason also agreed to provide ongoing transition assistance to the Company pursuant to a consulting arrangement with the Company for the twelve months following the Succession and Retirement Date.  Mr. Mason is being paid $40,000 per month through October 2020 for such transition consulting services.

Under the terms of the Agreement, on the Succession and Retirement Date, Mr. Mason received full vesting acceleration of his unvested time-based equity grants and, consistent with the Company’s standard stock grant agreements, he continues to receive service credit under his performance-based grants during the period in which he provides consulting services (as well as “qualified retirement” treatment at the conclusion of such service). As Mr. Mason’s departure was a voluntary retirement, he was not entitled to receive, and did not receive, any cash severance payments under his pre-existing change in control and severance agreement.

The following table illustrates the payments and benefits that Mr. Mason received under the Agreement (other than the $40,000 per month he receives from November 2019 through October 2020 for consulting services), as of the Succession and Retirement Date of October 31, 2019.

Name	Lump Sum Severance Payment ($)	Value of Stock- Based Rights ($)	Value of Welfare Benefits ($)	Legal Fees and Expenses ($)	Total ($)
Bradley R. Mason	—	3,925,686(1)	2,807	10,546	3,939,039

(1) Amount represents value of accelerated equity as October 31, 2019, the date that Mr. Mason's retirement occurred and he became entitled to such acceleration. Amount includes $1.1 million in accelerated time-based vesting restricted stock, $0 in accelerated time-based stock options (based on the spread value as of October 31, 2019), and $2.8 million in performance stock units. For purposes of the performance stock units, we have assumed in the table that (i) Mr. Mason’s consulting service would cause him to earn full service credit under outstanding performance stock units, thereby entitling him to vest in such awards based on the Company’s ultimate achievement percentage of the performance targets, and (ii) performance targets would ultimately be achieved at the target level. As of the date of this proxy statement, all outstanding performance stock units (which are based on total stockholder return performance targets) currently track below threshold levels, which would result in an achieved value of $0 if such threshold were not exceeded prior to the end of the applicable performance period.

PAY RATIO DISCLOSURE

Presented below is the ratio of 2019 annual total compensation of our President and Chief Executive Officer to the 2019 annual total compensation of our median employee. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We originally selected the median employee in 2018 based on an analysis of full-time, part-time, temporary and seasonal workers employed by the Company or any of its consolidated subsidiaries as of December 31, 2017. The Company does not believe that there has been any change in its employee population or employee compensation arrangements since December 31, 2017 that would significantly impact the pay ratio disclosure. As a result, we have used this same identified employee for purposes of this year’s median employee calculations and disclosure.

During 2019, Mr. Mason served as CEO from January 2019 through October 2019 and Mr. Serbousek served as CEO from November 2019 through December 2019. Mr. Mason’s total annual compensation during his ten months of service as CEO was $2,804,746 (which amount excludes consulting fees paid to Mr. Mason following his retirement as CEO), and Mr. Serbousek’s total annual compensation during his two months of service was $2,273,538 (which excludes (i) the long-term incentive equity awards granted to him during his time serving as the President of Global Spine and (ii) a pro-rata allocation of the portion of his bonus attributable to his time as President of Global Spine prior to November 1, 2019).  As a result, we have calculated the total 2019 annual total compensation as determined under Item 402 of Regulation S-K for our CEO position to be $5,078,284. The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $70,281. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2019 was 72 to 1.

DIRECTOR COMPENSATION

Directors are elected each year at the annual meeting of shareholders, which is usually held in June. Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death, resignation or retirement.

Employee directors, such as Mr. Serbousek, are not provided any additional compensation for their service as a director.

 Non-Employee Director Compensation Program and Guiding Principles

We compensate our non-employee directors in accordance with the Company’s Director Compensation Guiding Principles. Our compensation program for our non-employee directors is designed to appropriately compensate outside directors for their diverse expertise and time commitment required to serve as a director of a complex and highly regulated global company. The Compensation Committee is responsible for overseeing our non-employee director compensation program. The Compensation Committee’s goal for such oversight is to maintain a program that:

•	attracts and retains directors with the skills needed to guide the Company in achieving its goals;
•	is competitive with the compensation program provided to directors at other similarly situated medical device companies; and
•	directly aligns the interests of the Company’s directors with the interests of its shareholders

Unless determined otherwise by the Board of Directors, our non-employee director compensation program each year will consist of an annual cash retainer and equity awards, as well as customary and usual expense reimbursement in attending company meetings or attending director training. Each year, the Compensation Committee will review the competitiveness of non-employee director compensation relative to the same peer group used to review executive officer compensation levels.

Cash Retainers

Each non-employee director receives the same base cash retainer amount, but additional cash retainer amounts are paid to the Chairman of the Board and the chairperson of each Board committee. Non-employee directors (other than the Chairman) are paid an aggregate annual cash retainer of $70,000 for service as a director and member of any committees of the Board on which such director sits. In addition, such directors receive an additional annual cash retainer of $10,000 if he or she also serves as the Chair of the Compensation, Compliance and Ethics or Nominating and Governance Committee, and $15,000 if he or she serves as the Chair of the Audit and Finance Committee. The Chairman is paid an aggregate annual retainer of $160,000 for service in this role. The foregoing amounts reflect retainer amount increases approved by the Board in December 2018, following the Board’s review of a director compensation peer group competitive analysis provided by Mercer (the “2018 Director Compensation Benchmarking Report”). These increases were approved by the Board with the intent of more closely aligning the Company’s Board compensation with the targeted peer group percentile range described above.

Long-Term Incentive Compensation

We provide non-employee directors long-term incentive compensation under our 2012 LTIP to closely align directors with shareholder interests. Currently, we pay non-employee directors long-term incentive compensation in two forms:

•

an initial grant of stock options vesting over four years, with a grant date fair market value of approximately $300,000, awarded to each new non-employee director upon such director joining the Board; and

•

an annual grant of one-year time-vesting deferred stock units, with a grant date fair market value of approximately $175,000 ($325,000 in the case of the Chairman of the Board), which deferred stock units are not settled with delivered common stock until within 45 days of when the applicable director ceases service as a director.

As a result of the deferred delivery feature of the annual grant, directors are not able to sell those awards, even if vested, while they continue service as a director.

The foregoing amounts reflect changes approved by the Board in December 2018, following review of the 2018 Director Compensation Benchmarking Report, with the intent of more closely aligning the Company’s Board compensation with the targeted peer group percentile range described above.

Directors are eligible to participate in our health and welfare programs on substantially the same terms as full-time employees. In addition, directors are each offered the opportunity to enter into a director indemnification agreement.

The following table provides information regarding the 2019 compensation of non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Awards (Number of Shares Granted)(1)		Grant Date Fair Value of Restricted Stock Awards ($)(2)		Option Awards(1)	Grant Date Fair Value of Option Awards ($)	All Other Compensation ($)	Total ($)
Ronald A. Matricaria	160,000	6,373	(3)	325,023	(3)	—	—	—	485,023
Luke Faulstick(4)	35,385	—		—		—	—	—	35,385
James F. Hinrichs	100,000	3,431	(5)	174,981	(5)	—	—	—	274,981
Alexis V. Lukianov	85,000	3,431	(5)	174,981	(5)	—	—	—	259,981
Lilly Marks	75,577	3,431	(5)	174,981	(5)	—	—	—	250,558
Michael E. Paolucci	105,000	3,431	(5)	174,981	(5)	—	—	—	279,981
Maria Sainz	80,000	3,431	(5)	174,981	(5)	—	—	—	254,981
John Sicard	70,000	3,431	(5)	174,981	(5)	—	—	—	244,981

(1) The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to deferred stock units granted to each of the non-employee directors serving during 2018.

(2) Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

(3) Represents annual grant of 6,373 shares of one-year vesting deferred stock units on June 11, 2019.

(4) Mr. Faulstick retired from his role as a non-employee director effective as of the 2019 Annual Meeting held on June 10, 2019.

(5) Represents annual grant of 3,431 shares one-year vesting deferred stock units on June 11, 2019.

The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding deferred stock units held by each of the non-employee directors serving during 2019 as of December 31, 2019.

Director	Number of Shares Subject to Outstanding Stock Options as of 12/31/19	Number of Shares Subject to Outstanding Deferred Stock Units as of 12/31/19
Ronald A. Matricaria	30,000	18,155
Luke Faulstick(1)	—	—
James F. Hinrichs	30,000	9,910
Alexis V. Lukianov	30,000	9,910
Lilly Marks	30,000	9,910
Michael E. Paolucci	30,000	9,910
Maria Sainz	—	9,910
John Sicard	30,000	6,331

(1) Mr. Faulstick retired from his role as a non-employee director effective as of the 2019 Annual Meeting held on June 10, 2019.

 EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan in prior years had been the 2004 LTIP until 2012, when our shareholders approved the 2012 LTIP, which is now our primary equity compensation plan. One of our current executive officers continues to hold outstanding awards under our previous 2004 LTIP, although we no longer grant awards under this plan. All named executive officers and directors are also eligible at their discretion to acquire shares of common stock pursuant to our SPP. Each of these plans have been approved by our shareholders. In limited cases, we have also made inducement grants of stock options and restricted stock awards to new employees in reliance on the Nasdaq exception to shareholder approval for such grants. For more information on our equity compensation plans, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity-Based Incentives” beginning on page 25.

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a)(1)		Weighted- Average Exercise Price of Outstanding Options and Rights ($) (b) (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	1,654,291	(2)(3)	$43.00	1,318,557	(5)
Equity Compensation Plans Not Approved by Security Holders	248,088	(6)	$42.52	—
Total	1,902,379	(3)	$42.92	1,318,557	(5)

(1)

Column does not include time-based vesting restricted stock awards that were unvested as of December 31, 2019, as such stock is deemed issued and outstanding at the time of grant, notwithstanding that such shares remain subject to a risk of forfeiture until vesting.

(2)

Column reflects 1,093,447 shares issuable upon the exercise of stock options, 229,646 shares issuable pursuant to outstanding restricted stock units, 74,036 shares issuable pursuant to outstanding deferred stock units, and 257,162 shares issuable pursuant to outstanding performance share units, in each case, as of December 31, 2019. Shares issuable pursuant to outstanding performance share units are shown in the table based on the assumption that all applicable performance targets will be achieved at target levels, though ultimate achievement could be below or above target. All awards were granted pursuant to either the 2004 LTIP or the 2012 LTIP. There currently are no more grants being made under the 2004 LTIP.

(3)

If all performance share units outstanding as of December 31, 2019 were instead assumed to be achieved at maximum levels, a further 257,162 shares would be issuable in addition to the amount shown in the column.

(4)

The weighted-average exercise price in column only relates to the exercise price of stock options because the restricted stock units, deferred stock units, and performance share units have no exercise price.

(5)

Included are 522,853 registered shares available for issuance pursuant to the SPP and 795,704 shares remaining available for future award grants under the 2012 LTIP (which assumes that outstanding performance share units are achieved at target levels), in each case, as of December 31, 2019. If all performance share units outstanding as of December 31, 2019 instead were assumed to be achieved at maximum levels, the number of securities remaining available for future award grants under the 2012 LTIP as of December 31, 2019 would be 322,526 shares, and the aggregate amount in column (c) would be 845,379 shares.

(6)

Reflects 150,000 shares issuable pursuant to inducement grant stock options granted in 2013 to Mr. Mason, 64,454 shares issuable pursuant to inducement grant stock option and restricted stock units granted in 2019 to Mr. Serbousek, 25,478 shares issuable pursuant to inducement grant restricted stock units granted in 2019 to the former founder of Options Medical LLC upon our acquisition of this company in 2019, and 7,156 shares issuable pursuant to inducement grant stock options granted in 2018 to employees of Spinal Kinetics, in each case, in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provides that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time-to-time by resolution of the Board. The Board is currently comprised of eight seats, and will be expanded to nine seats effective as of this year’s Annual Meeting. We have nominated Mr. Hannon, Mr. Hinrichs, Mr. Lukianov, Ms. Marks, Mr. Matricaria, Mr. Paolucci, Ms. Sainz, Mr. Serbousek, and Mr. Sicard to stand for election at the Annual Meeting for these nine seats. Each seat will be elected for a one year term expiring at the 2021 annual meeting of shareholders and/or until their successors have been elected.

Our current director nominees are listed in the table below.

Name	Age	Director Since	Independent	Audit & Finance Committee[1]	Compensation Committee[1]	Compliance & Ethics Committee[1]	Nominating & Governance Committee[1]
Ronald A. Matricaria	77	2014	✓				✓
Jason M. Hannon	48	New	✓
James F. Hinrichs	52	2014	✓	Chair			✓
Alexis V. Lukianov	64	2016	✓	✓	✓
Lilly Marks	72	2015	✓			✓	Chair
Michael E. Paolucci	60	2016	✓		Chair	✓
Maria Sainz	54	2012	✓		✓	Chair
Jon Serbousek	59	2019
John Sicard	57	2018	✓	✓

* Committee composition in table reflects membership as of the date of this proxy statement. All committee members are independent directors meeting applicable NASDAQ and SEC membership requirements.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next annual meeting of shareholders.

Current Directors (and Directors Standing for Election at the Annual Meeting)

Jason M. Hannon	New Director Standing for Election at the Annual Meeting

Mr. Hannon, 48, currently serves as Chief Executive Officer and as a Director of Mainstay Medical International plc, a global medical device company headquartered in Ireland that is focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions. From September 2016 to August 2017, Mr. Hannon served as President and Chief Operating Officer of NuVasive, Inc., a U.S. publicly-traded medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. Prior to that, Mr. Hannon served during the previous 12 years in various roles of increasing responsibility, including as Executive Vice President, International; Executive Vice President, Corporate Development; and General

Counsel. Mr. Hannon has a JD degree from Stanford University Law School and a BA degree from the University of California, Berkeley.
The Board believes that Mr. Hannon’s experience leading medical device companies will bring valuable industry experience to the Board.
James F. Hinrichs	Current Director (Nominated to Stand for Re-Election as Director at the Annual Meeting)

Mr. Hinrichs, 52, was appointed to the Board in April 2014. From May 2018 through July 2019, he served as Chief Financial Officer of Cibus, a privately-held agricultural biotech company. From April 2015 to October 2017, he served as Executive Vice President and Chief Financial Officer of Alere Inc, a publicly traded diagnostic company, prior to its sale to Abbott Labs. From December 2010 through March 2015, he served as Chief Financial Officer of CareFusion Corporation, a publicly traded medical technology company, prior to its sale to Becton Dickinson. He previously served as CareFusion’s Senior Vice President, Global Customer Support, from January 2010 to December 2010, and as its Senior Vice President, Controller, from January 2009 to January 2010. Prior to joining CareFusion when it was spun off from Cardinal Health, Inc., he worked since 2004 at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health, and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. He joined Cardinal Health following over a decade of finance and marketing roles at Merck & Co. He holds undergraduate and graduate degrees in business from Carnegie Mellon University. Mr. Hinrichs has served as a director of Integer Holdings Corporation since February 2018.

The Board believes that Mr. Hinrichs’ financial and accounting experience gained through the foregoing roles, including in particular his experience as a public company chief financial officer, provide important expertise to the Board and enable him to provide service and leadership as the Chair of the Company’s Audit and Finance Committee.

Alexis V. Lukianov	Current Director (Nominated to Stand for Re-Election as Director at the Annual Meeting)

Mr. Lukianov, 64, became a director in December 2016, bringing to the Board his more than 30 years of experience in the orthopedic industry. He is Chairman and CEO of Tissue Differentiation Intelligence, LLC, a privately-held ultrasound spine company formed in 2017, and is Chairman and CEO of DuraStat, LLC, a privately-held surgical device company formed in 2017. From July 1999 to March 2015, he served as Chief Executive Officer and a director of NuVasive, Inc., a publicly-traded medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders, including serving as Chairman of the Board between 2004 and 2015. From April 1996 to April 1997, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. From January 1990 to October 1995, Mr. Lukianov held a variety of senior executive positions, including President, with Medtronic Sofamor Danek,

Inc., a developer and manufacturer of medical devices to treat disorders of the cranium and spine and a subsidiary of Medtronic, Inc., a publicly-traded medical technology company. Between 1987 and 1990, he was the director of a business unit at Smith & Nephew Orthopaedics that brought limb lengthening technology to the United States from Russia. From 2007 until its acquisition in 2015 by Royal Philips, he served on the Board of Directors of Volcano Corporation, a Nasdaq-listed medical technology company. He has previously served on the boards and the executive committees of BIOCOM, a regional life sciences trade association, the Medical Device Manufacturers Association (MDMA), a national trade association, and the California Health Institute (CHI). Mr. Lukianov also serves on a number of private and non-profit boards.

The Board believes that Mr. Lukianov’s experience leading medical device and orthopedic companies brings valuable industry experience to the Board.
Lilly Marks	Current Director (Nominated to Stand for Re-Election as Director at the Annual Meeting)

Ms. Marks, 72, was appointed to the Board in June 2015. Since 2010, Ms. Marks has served as Vice President for Health Affairs for the University of Colorado and Anschutz Medical Campus, which includes the university’s Schools of Medicine, Dental Medicine, Pharmacy, Public Health, College of Nursing and Graduate School and the University of Colorado Hospital and Children’s Hospital Colorado. Prior to her health campus leadership role, Ms. Marks spent two decades as both Senior Associate Dean for Finance and Administration at the School Of Medicine and Executive Director of University Physicians, Inc., the 501(c)(3) faculty practice plan. Ms. Marks has served as Chair, Board of Directors of the University of Colorado Hospital and is currently chair of the board of the Association of American Medical Colleges and is a board member of the Board of Directors of the Federal Reserve Bank of Kansas City, the Fitzsimons Redevelopment Authority, the Association of Academic Health Centers (AAHC), the Global Down Syndrome Foundation, and the Rose Community Foundation. She is also a member of the AAMC Advisory Panel on Research and is a trustee of the University of Colorado Foundation.

The Board believes that Ms. Marks’ extensive experience from her previous and current board memberships, as well as her accomplished academic background, brings unique and valuable insight to the Board.

Ronald A. Matricaria	Current Chairman of the Board (Nominated to Stand for Re-Election as Director at the Annual Meeting)

Mr. Matricaria, 77, was appointed to the Board in March 2014. He has more than 35 years of medical device and pharmaceutical experience at St. Jude Medical, Inc. and Eli Lilly and Company, Inc. From April 1993 to May 1999, he served as President and Chief Executive Officer of St. Jude Medical, Inc. and served as Chairman of the Board of Directors from January 1995 to May 2002. Prior to joining St. Jude Medical, Mr. Matricaria spent 23 years with Eli Lilly and Company, Inc., where his last position was Executive Vice President of the Pharmaceutical Division of Eli Lilly and Company and President of its North American operations. He also served as

President of Eli Lilly International Corporation, as well as President of its Medical Device Division. Until recently, he served as a director of Kinaxis Inc. a SaaS based software company traded on the Toronto Stock Exchange, and as Chairman of the Board at Volcano Corporation and as a member of the Boards of Phoenix Children’s Hospital and Life Technologies Corporation. Additionally, Mr. Matricaria previously has served on the board of a number of other public and private companies including Home Depot Inc., Diametric Medical Inc., Ceridian Inc., Centocor Inc., Haemonetics Inc., Kinetic Concepts, Inc., Hospira Inc., Cyberonics Inc., Vistacare Inc., Advanced Medical Technology Association (AdvaMed), the Pharmaceutical Manufacturers Association International Section, the American Diabetes Association, the American Foundation for Pharmaceutical Education, the National Foundation for Infectious Diseases, the National Retiree Volunteer Center and the Indiana Repertory Theatre as well as a trustee on the board of the Massachusetts College of Pharmacy and Allied Health Science. He also chaired the BioMedical Engineering Institute campaign, which raised an operating endowment for the Institute at the University of Minnesota. He remains a Trustee emeritus of the University of Minnesota Foundation. Mr. Matricaria holds a bachelor’s degree in pharmacy from the Massachusetts College of Pharmacy and was awarded an honorary Doctor of Science degree in pharmacy, as well as an honorary PharmD degree, in recognition of his contributions to the practice of pharmacy.

The Board believes that Mr. Matricaria’s wealth of experience as both an executive and director in the medical device industry brings invaluable experience and leadership qualities to the Board.
Michael E. Paolucci	Current Director (Nominated to Stand for Re-Election as Director at the Annual Meeting)

Mr. Paolucci, 60, was named to the Board and appointed to the Compensation Committee in March 2016. A seasoned Human Resource (HR) executive, Mr. Paolucci has more than 20 years of global experience working directly with Boards of Directors and C-level executives to improve organizational capabilities and HR programs that result in sustained improvements in business performance. From July 2015 until January 2020, he served as Vice President and Chief Human Resources Officer for Halozyme Therapeutics Inc., a late stage oncology and biopharmaceutical company. From August 2014 to June 2015, Mr. Paolucci served as Executive Vice President and Chief Human Resource Officer for CareFusion. He also served as Executive Vice President of Human Resources at NuVasive from February 2014 to August 2014, and spent five years at Life Technologies from 2009 to February 2014. Previously, he was head of Human Resources for the services division of Hewlett Packard and served in several leadership roles with EDS, which was acquired by Hewlett Packard. Prior to HP/EDS, he was a partner with the HR consulting firm Towers Perrin. Mr. Paolucci is a graduate of Ohio State University.

The Board believes that Mr. Paolucci’s extensive experience as a HR executive and relevant knowledge and understanding of public company compensation issues brings unique and valuable insight to the Board.

Maria Sainz	Current Director (Nominated to Stand for Re-Election as Director at the Annual Meeting)

Ms. Sainz, 54, became a director of Orthofix in November 2012, after previously having served on the Board from June 2008 to September 2011. Since May 2018, she has served as President & CEO of AEGEA Medical, Inc., a privately-held women’s health company in the field of endometrial ablation. From April 2012 to June 2017, she was the President and Chief Executive Officer, and a director, of CardioKinetix Inc., a heart failure related medical device company. From April 2008 to October 2011, she was President and Chief Executive Officer of Concentric Medical, Inc., a company developing and commercializing devices to perform mechanical clot removal post-stroke, which was sold to Stryker Corporate in October 2011. Upon this acquisition, she served as General Manager of the Stryker Neurovascular business unit until April 2012. From 2003 to 2006, she was the President of the Cardiac Surgery division of Guidant Corporation. After Boston Scientific acquired Guidant, Ms. Sainz led the integration process for both the Cardiac Surgery and European Cardiac Rhythm Management business of Guidant into Boston Scientific. Between 2001 and 2003, Ms. Sainz was the Vice President of Global Marketing – Vascular Intervention of Guidant. Ms. Sainz earned a Bachelor and Masters of Arts from the Universidad Complutense de Madrid and a Master’s Degree in International Management from American Graduate School of International Management. Ms. Sainz has served as a director of Avanos Medical, Inc. (formerly Halyard Health, Inc.) since February 2015, of Iridex Corporation since April 2018, and of Levita Magnetics, a privately-held company, since October 2017. Her service as a director of Iridex will end in June 2020, when her current term expires. Ms. Sainz previously served as a director of The Spectranetics Corporation from 2010 until its sale in August 2017, and of MRI Interventions, Inc. from January 2014 to May 2018.

Ms. Sainz provides the Board with significant experience in the medical device industry, as well as insight into international markets. The Board also values the perspective she brings from her current position as a chief executive officer.

Jon C. Serbousek	Current Director, President and Chief Executive Officer (Nominated to Stand for Re-Election as Director at the Annual Meeting)

Mr. Serbousek was named President and Chief Executive Officer in October 2019.  Mr. Serbousek joined the company in August 2019 as President of Global Spine. He has over 30 years’ experience in the medical device and biotech industries serving in several leadership positions at Biomet Inc., including Worldwide President of Biomet Biologics, Worldwide Group President of Orthopedics, and President of U.S. Orthopedics.  Prior to joining Biomet, Mr. Serbousek held various positions within Medtronic Inc. including Worldwide Division President, Spine, Worldwide Vice President and General Manager of Biologics for their Spine and Biologics business.  Additionally, he spent 13 years with DePuy Orthopedics, a Johnson & Johnson company where he served in numerous roles of increasing responsibility, including the Vice President of Marketing and Product Development and as Vice President of Spinal Operations.  In addition, Mr. Serbousek has held numerous board positions at for profit and not-for-profit organizations.  He earned his Bachelor of Science degree in Engineering from Washington State University, his Masters of Science degree in Bioengineering from the University of Utah and completed several advanced management programs including a program at the IMD International School of Management in Lausanne, Switzerland.

The Board believes that Mr. Serbousek’s leadership skills, operational knowledge and industry experience, and his perspective as the Company’s President and Chief Executive Officer, brings unique and valuable insight to the Board.

John Sicard	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Sicard, 57, became a director of Orthofix in March 2018. Mr. Sicard joined the Board in March 2018. Since January 2016, he has served as the President and Chief Executive Officer, and Board Member of Kinaxis, a global supply chain management software company that delivers cloud-based solutions to some of the world’s largest manufacturing companies, including many in the life science sector. Mr. Sicard joined Kinaxis in 1994 where he has held a number of senior management roles including being Chief Product Officer from October 2013 to January 2016 and Chief Strategy Officer from September 2012 to September 2013, as well as previously serving as Chief Operating Officer, Executive Vice President of Marketing Development and Service Operations and Vice President of Professional Services. Prior to Kinaxis, Mr. Sicard held positions at FastMAN Software Systems, and Monenco Agra.

The Board believes that Mr. Sicard’s extensive experience as a strategic supply chain management executive, as well as his current board membership, brings unique and valuable insight to the Board.

The Board unanimously recommends that you vote “FOR”the election of each of the foregoing director nominees standing for election at the Annual Meeting.

PROPOSAL 2: ADVISORY AND NON-BINDING VOTE ON

 EXECUTIVE COMPENSATION

As required by section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory and non-binding vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. Because our Board views the advisory vote as a good corporate governance practice, and because a majority of our shareholders have expressed a preference for an annual advisory vote, we hold such votes on an annual basis. At the 2019 annual meeting, the Company’s say-on-pay proposal was supported by 97.6% of the votes cast, which we believe supports the Company’s “pay-for-performance” approach to executive compensation. The Committee evaluated these results of the vote in June 2019.

The Committee believes that the voting results over the course of the last several years (which has included 90% or greater approval votes at each of the Company’s last three annual meetings of shareholders) affirm shareholders’ overall support of the Company’s approach to executive compensation, including continuing efforts by the Committee during that time to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance. In addition to responding to the input of shareholders, the Committee also has considered many other factors in evaluating and setting the Company’s executive compensation programs, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is evaluated in the context of the Committee members’ fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors informed the Compensation Committee’s decisions regarding named executive officers’ compensation for 2019. The Committee will continue to consider feedback from shareholders, including the outcome of the Company’s say-on-pay votes, when making future compensation decisions for its named executive officers.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our shareholders.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

The Board unanimously recommends you vote “FOR” the “say-on-pay” proposal.

PROPOSAL 3: APPROVAL OF AMENDMENT NO. 1 TO THE AMENDED AND RESTATED 2012 LTIP

At the meeting, shareholders will be asked to consider and approve the adoption of an amendment (the “LTIP Amendment") to the 2012 LTIP increasing the number of shares of the Company's common stock ("Common Stock") authorized under the plan by 1,100,000 shares. As of December 31, 2019, 795,704 shares of Common Stock authorized by the 2012 LTIP remained available for grant (assuming all currently outstanding performance share units ultimately are achieved at target levels).

The 2012 LTIP was originally approved by our shareholders at the Company's 2012 annual meeting, and amendments further increasing the number of shares authorized under the plan were subsequently approved at the Company's 2015 and 2018 annual meetings. In total, 4,750,000 shares of Common Stock have been authorized under the 2012 LTIP since its implementation in 2012.

The Board has adopted the LTIP Amendment (following the recommendation of the Compensation Committee), subject to approval from our shareholders. We are asking our shareholders to approve the LTIP Amendment as we believe that its approval is essential to our continued success. The purpose of the 2012 LTIP is to provide eligible employees and non-employee directors an incentive to contribute to the success of the Company and to operate and manage our business in a manner that will provide for the Company's long term growth and profitability and provide a means of attracting, motivating, rewarding and retaining key employees and non-employee directors. In the judgment of the Board, awards under the 2012 LTIP (including the LTIP Amendment) will be a valuable incentive and will serve to the ultimate benefit of our shareholders by aligning more closely the interests of award recipients with those of our shareholders.

If our shareholders approve the LTIP Amendment, the number of shares reserved for issuance under the 2012 LTIP will be increased by 1,100,000 shares. The LTIP Amendment does not otherwise amend any existing terms of the 2012 LTIP. As further described below, key features of the existing 2012 LTIP include (i) 12-month minimum vesting provisions on at least 95% of awards, (ii) prohibitions of stock option and SARs repricings without shareholder approval except in the case of corporate transactions, (iii) provides for default treatment of “double-trigger” accelerated vesting following a change in control in which awards are assumed, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated for assumed, converted or replaced awards, (iv) awards under the plan are subject to the Company's "clawback" policy, as well as separate reimbursement provisions under the plan applying to circumstances where a participant participated or was grossly negligent in misconduct that caused a financial restatement, (v) prohibitions on the current payment of dividends (and dividend equivalents) on unvested awards, and (vi) limits on the maximum total compensation (including cash payments and the aggregate grant date value of awards) that may be granted in a fiscal year to a non-employee director.

As of April 9, 2020, 225,765 shares of Common Stock authorized by the 2012 LTIP remained available for grant (assuming all currently outstanding performance share units ultimately are achieved at target levels), and we expect that most or all of these available shares will be needed to make the Company's annual grant of performance stock units to executive officers and employees, and the annual grant of deferred stock units to directors, on June 8, 2020. (In fact, as of the date hereof, the existing shares available for grant under the 2012 LTIP would be too little to make the contingent performance stock unit and deferred stock grants described below under the heading "New Plan Benefits.)

Based on projected share needs to execute the Company's long-term incentive program moving forward, if approved, the share increase is anticipated to provide enough shares for the next year.. The actual number of years for which the share reserve will be sufficient may be influenced by various factors, including changes in our grant practices, business and market conditions, or stock price, and tax, legal and regulatory developments. If our shareholders do not approve the amendment and restatement, the Company will continue to grant awards under the 2012 LTIP until there are no longer any shares available for grant, following which the Company could be restricted in its ability to successfully attract and retain highly skilled employees, including members of its management team. The alternative to using equity awards for retention and incentive purposes would be to increase cash compensation. The Compensation Committee does not believe increasing cash compensation to make up for any shortfall in equity awards would be practicable or advisable because the Committee believes that a combination of equity awards and cash compensation provides a more effective compensation vehicle than cash alone for attracting, retaining and motivating employees and that equity awards align employee and shareholder interests.

In determining the number of shares to be reserved for issuance under the 2012 LTIP, the Compensation Committee and the Board of Directors considered the following:

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Overhang.  Overhang measures the potential dilution to which our existing shareholders are exposed due to outstanding equity awards and available but unissued shares under the plan. As of December 31, 2019, we had 2,027,204 shares subject to outstanding equity awards, of which 1,301,314 were subject to outstanding options, with a weighted average exercise price per share of $42.92 and a weighted average remaining contractual term of 5.69 years, and 725,890 were subject to outstanding full-value awards (assuming, in the case of performance stock units, that such awards are earned at target levels).

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Burn Rate.  Burn rate measures our usage of shares for our equity incentive plans as a percentage of our outstanding common stock. For 2019, 2018 and 2017, our burn rates pursuant to Institutional Shareholder Service's methodology were 7.05%, 3.58%, and 4.78%, respectively. We believe that our resulting average annual burn rate of 5.14% over this three-year period is well below the ISS benchmark of 6.46% for our industry and, in general, is consistent with market practices for companies comparable to Orthofix.

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Forecasted Grants.  In determining our projected share utilization, the Compensation Committee and the Board of Directors considered a forecast that included the following factors: (i) the shares needed for retention of key employees; (ii) forecasted future grants to all employees and non-employee directors; and (iii) the shares currently available for issuance under the 2012 LTIP.

Description of the Plan

A description of the material provisions of the 2012 LTIP, as amended by the LTIP Amendment (the "Plan"), is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan, a copy of which is attached as Appendix A to this proxy statement/prospectus. As noted earlier, the Plan contains no changes from the existing 2012 LTIP, except to increase the number of shares available for issuance by 1,100,000 shares.

Administration.  The Plan will be administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of current Nasdaq listing standards.  In addition, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to awards intended to satisfy the criteria for performance-based compensation under Section 162(m) of the Code, the committee administering such awards will consist of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) and the applicable guidance thereunder.  Subject to the terms of the Plan, the Compensation Committee may select participants to receive awards, determine the types and amounts of awards and terms and conditions of awards, and interpret provisions of the Plan.  Members of the Compensation Committee serve at the pleasure of the Board of Directors.  The Board of Directors may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above to administer the Plan with respect to employees or other service providers who are not officers or directors of the Company.  In addition, to the extent permitted by applicable laws, the Compensation Committee may, by resolution, delegate some or all of its authority with respect to the Plan and awards to the President and Chief Executive Officer and/or any other officer of the Company designated by the Compensation Committee, provided that the officer delegated such authority may not make grants to Company directors, to “executive officers” (as defined in Rule 3b-7 under the Exchange Act), or to himself or herself.  In addition, the Compensation Committee may not delegate its authority to interpret the Plan, any award or any award agreement.

Common Stock Reserved for Issuance under the Plan.  The common stock issued or to be issued under the Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The Plan provides for a so-called “fungible share pool” pursuant to which awards of options and stock appreciation rights (“SARs”) will be counted against the plan limit as one share for every one share subject to an option or SAR granted under the plan, and “full value” awards (all awards other than options and SARs) will be counted against the plan limit as 1.84 shares for every one share subject to such full value award. If any shares covered by an award under the Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Plan with respect to the award will again be available for making awards under the Plan in accordance with the previously described fungible share pool. The number of shares of common stock available for issuance under the Plan will not be increased by (i) any shares tendered or withheld or award surrendered in connection with the purchase of shares of common stock upon exercise of an option or SAR, (ii) any shares of common stock that were not issued upon the net settlement or net exercise of an option or stock-settled SAR, (iii) any shares of common stock deducted from an award payment in connection with the Company’s tax withholding obligations, or (iv) any shares of common stock purchased by the Company with proceeds from option or SAR exercises.

Eligibility.  Awards may be made under the Plan to directors, or employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate.

Minimum Vesting Provisions.  Except with respect to a maximum of 5% of the shares that may be granted under the Plan, no portion of any award that vests on the basis of a grantee’s continued service may be granted with vesting conditions under which vesting occurs earlier than the one year anniversary of the grant date, and no portion of any award that vests based upon the attainment of performance measures may be granted with a performance period of less than 12 months.  (Certain substitute awards that the Company may assume in corporate transactions are not subject to this provision.)  The Compensation Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any award in the event of a grantee’s death, disability or retirement in connection with a corporate transaction.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the Plan at any time and for any reason.  The Plan shall terminate on June 18, 2028, 10 years after the date of shareholder approval of the Amended and Restated 2012 LTIP. Amendments will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Options.  The Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and options that do not qualify as incentive stock options.

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Exercise Price.  The exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s option from his or her former employer. The term of each option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (or five years from the date of grant in the case of certain 10% shareholders who receive incentive stock options). The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. In general, an optionee may pay the exercise price of an option by cash, certified check, or, to the extent an award agreement so provides, by tendering shares of common stock, by means of a broker-assisted cashless exercise or by means of net exercise.

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Transfers.  Options and SARs granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options and SARs for the benefit of immediate family members of grantees to assist with estate planning concerns.

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Repricing Prohibited.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend the terms of outstanding options or SARs to reduce the exercise price or SAR price, as applicable, of such outstanding options or SARs, cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or SAR price, as applicable, that is less than the exercise price or SAR price, as applicable, of the original options or SARs, or cancel or assume outstanding options or SARs with an exercise price or SAR price, as applicable, above the current fair market value in exchange for cash, awards, or other securities, in each case, unless such action is subject to and approved by the Company’s shareholders.

Other Awards.  The Compensation Committee may also award:

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shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan.  Unrestricted shares of common stock may be granted, subject to 5% limit discussed above under “—Minimum Vesting Provisions,” to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants;

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shares of restricted stock, which are shares of common stock subject to restrictions. Shares of restricted stock have the right to vote and the right to receive dividends declared or paid with respect to such shares, except that cash and stock dividends will not be paid currently but instead will be subject to the same vesting conditions and restrictions applicable to the underlying shares of restricted stock;

•	stock units, which are common stock units subject to restrictions;
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dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock. Dividend equivalent rights granted as a component for another award, such as in connection with stock units, will not be paid currently but instead will be subject to the same vesting conditions and restrictions applicable to the underlying award;

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SARs, which are a right to receive a number of shares or, at the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee. The exercise price for an SAR shall not be less than the fair market value of a share of common stock on the grant date of the SAR. The term of each SAR is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines when the SAR may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which the SAR may be exercised; and

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performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified performance metrics tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these performance criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these performance criteria. The Compensation Committee may modify, amend or adjust the terms of each award and the performance criteria.

Effect of Certain Corporate Transactions.  Unless an applicable award agreement provides otherwise, certain change in control transactions involving us, such as a sale of the Company, will cause grantees of restricted stock, stock units, stock appreciation rights and options to become fully vested, unless the awards are continued or substituted for in connection with the change in control transaction.  For awards based on the satisfaction of performance conditions (“Performance Awards”) that are denominated in shares of common stock or stock units, if less than half of the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved (or into unrestricted shares of common stock if no further restrictions apply).  If more than half the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units based on actual performance to date (or into unrestricted shares of common stock if no further restrictions apply).  If actual performance is not determinable, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved, based on the discretion of the Compensation Committee (or into unrestricted shares of common stock if no further restrictions apply).

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards (described below), to reflect stock splits and other similar events.

Section 162(m) of the Code.  Following the ratification of the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to any person who has served as chief executive officer, chief financial officer, or as one of its three other most highly compensated executive officers in any fiscal year beginning after

December 31, 2016 (our covered employees).  Prior to the ratification of the Tax Act, Section 162(m) disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualified as “performance-based compensation” within the meaning of the Code.  The changes under Section 162(m) are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date.

As a result of the changes imposed by the Tax Act, the Plan does not contain all of the provisions providing for grants of “performance-based compensation” under the legacy Section 162(m) provisions that the Plan contained prior to ratification of the Tax Act.  However, the Amended and Restated 2012 Plan does permit the Compensation Committee to provide that vesting of any of the awards that may be granted under the Plan may be made subject to the achievement of performance metrics determined by the Compensation Committee, which metrics may include, but are not limited to: (i) net earnings or net income; (ii) operating earnings; (iii) pretax earnings; (iv) earnings per share; (v) share price, including growth measures and total shareholder return; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation and/or amortization; (viii) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; (ix) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (x) gross or operating margins; (xi) return measures, including return on assets, capital, investment, equity, sales or revenue; (xii) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (viii) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment; (xiii) productivity ratios; (xiv) expense targets; (xv) market share; (xvi) financial ratios as provided in credit agreements of the Company and its Subsidiaries; (xvii) working capital targets; (xviii) completion of acquisitions of businesses or companies; (xix) completion of divestitures and asset sales; and (xx) any combination of the foregoing business criteria.

Share Limits.  The maximum number of shares of common stock subject to options or SARs that can be granted under the Plan to any person who is not a non-employee director is 400,000 per 12-month period, provided that in a grantee’s year of hire the applicable limit is 800,000. The maximum number of shares of common stock that can be granted under the Plan to any person who is not a non-employee director, other than pursuant to an option or SAR, is 200,000 per 12-month period, provided that in a grantee’s year of hire the applicable limit is 400,000. The maximum amount that may be paid as an annual incentive award or other cash award in any 12-month period to any one person who is not a non-employee director is $3,000,000 and the maximum amount that may be paid as a performance award or other cash award in respect of a performance period greater than 12 months to any one person who is not a non-employee director is $6,000,000.

The maximum total compensation (including cash payments and the aggregate grant date fair value of awards that may be granted under the Plan) that may be paid to or granted in a 12-month period to a non-employee director for such director’s service on the Board of Directors or a committee of the Board of Directors is $1,000,000.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m), described above, and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m).

A grantee who has transferred a non-qualified option to a family member by gift will realize taxable income at the time the non-qualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified option to his or her ex-spouse incident to the grantee's divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the Amended and Restated 2012 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G.  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

Section 409A.  The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits

As of March 31, 2020, there were 6 executive officers, 1,059 other employees and 7 non-employee directors of the Company eligible to be participants in the 2012 LTIP.

On April 1, 2020, the Compensation Committee made the Company’s annual equity grants to employees, which grants were made out of the remaining capacity that then-existed under the 2012 LTIP. Due to capacity limitations, the Committee annual grant of performance stock units to executive officers and employees was deferred until, and made contingent upon, approval of the LTIP Amendment by shareholders at the Annual Meeting. Assuming that approval of the LTIP Amendment occurs at the Annual Meeting, these grants of performance stock units will be granted as of the date of the Annual Meeting, with a 3-year performance period beginning on such date. In addition, the Company's annual grant of deferred stock units to non-employee directors will occur on such date.

The following table shows these contingent grant amounts:

Name and Position	Dollar Value of Award Contingent Upon Approval of Amendment No. 1(1)	Estimated Number of Performance Stock Units or Deferred Stock Units, as applicable, Granted Contingent Upon Approval of Amendment No. 1(2)
Jon Serbousek –President and Chief Executive Officer	$1,750,000	56,726
Douglas C. Rice – Chief Financial Officer	$460,000	14,911
Kimberley A. Elting – Chief Legal and Administrative Officer	$440,000	14,263
All Executive Officers as a Group	$3,050,000	98,865
All Non-Executive Directors as a Group	$1,550,000	50,243
All Non-Executive Officer Employees as a Group	$2,832,500	91,815

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(1)

Amounts shown is the aggregate grant date fair value of the awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

(2)

Number of shares represents an estimate of the number of performance stock units (in the case of executive officers and employees) and deferred stock units (in the case of non-executive directors) to be granted, based on the closing price of the Company’s common stock on April 13, 2020. The actual number of shares granted will be the applicable dollar value shown in the table divided by the closing price of the Company’s common stock on the grant date (which is expected to be June 8, 2020).

The Board unanimously recommends you vote “FOR” the approval of Amendment No. 1 to the Amended and Restated 2012 LTIP.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF

EY AS INDEPENDENT REGISTERED

 PUBLIC ACCOUNTING FIRM FOR 2020

We are asking you to ratify the Audit and Finance Committee’s selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2020. EY has served as the independent registered public accounting firm of Orthofix since 2002. They have unrestricted access to the Audit and Finance Committee to discuss audit findings and other financial matters.

Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from shareholders. The work performed by EY during 2019 and 2018 and related fee information is described below.

Although shareholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting shareholders’ opinions that the Audit and Finance Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual Meeting, the Audit and Finance Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

The Board unanimously recommends that you vote “FOR” ratification of the selection of EY as independent registered public accounting firm for 2020.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by EY for the audits of the Company’s financial statements for the fiscal years ended December 31, 2019 and December 31, 2018, respectively, and the fees billed for other services rendered by EY during each such fiscal year.

	2019	2018
Audit Fees	$2,229,076	$2,629,887
Audit-Related Fees	16,517	634,700
Tax Fees	564,400	1,942,636
All Other Fees	7,165	2,500
Total	$2,817,158	$5,209,723

Audit Fees

Audit fees consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, and statutory audits of our subsidiaries.

Audit-Related Fees

Audit-related fees in 2019 and 2018 consisted of the aggregate fees, including expenses, rendered for professional services, such as accounting consultations and assurance services in connection with transactions, not reported under “Audit Fees.”

Tax Fees

Tax fees in 2019 and 2018 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning. These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services. Tax fees in 2018 also include costs incurred in connection with our change to the Company’s jurisdiction of organization from Curaçao to the State of Delaware in 2018.

All Other Fees

All other fees consisted of aggregate fees billed for products and services other than the services reported above. For fiscal years 2019 and 2018, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit and Finance Committee approves all audits, audit-related services, tax services and other services provided by EY. Any services provided by EY that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit and Finance Committee in advance of any engagement, or (ii) pre-approved by the Chair of the Audit and Finance Committee pursuant to authority delegated to him by the other independent members of the Audit and Finance Committee, in which case the Audit and Finance Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit and Finance Committee prior to the completion of the audit engagement. In 2019 and 2018, all fees paid to EY for non-audit services were pre-approved.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. In addition, the committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program. The committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. The committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit and Finance Committee held nine meetings during the 2019 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and Orthofix’s independent registered public accounting firm, Ernst & Young LLP. The committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix’s internal controls.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019 with management and Ernst & Young LLP. We also discussed with management and Ernst & Young LLP management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP the matters required by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Finance Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent accountant their independence from Orthofix. When considering Ernst & Young LLP’s independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix’s audited consolidated financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Audit and Finance Committee
James F. Hinrichs, Committee Chair
Alexis V. Lukianov
John Sicard

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be included in our 2021 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before December 31, 2020. Please address your proposals to: Chairman of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

Shareholders who intend to present an item of business at the 2021 annual meeting of shareholders (the “2021 Annual Meeting”) (other than a proposal submitted for inclusion in the Company’s 2021 proxy statement in accordance with the prior paragraph), including nominations for election to the Board of Directors, must provide notice of such business to the Company’s Secretary no earlier than February 8, 2021 and no later than March 10, 2021 (or, if the 2021 Annual Meeting is held more than 30 days before or more than 60 days after the one-year anniversary of this year’s Annual Meeting, no earlier than 120 days before the 2021 Annual Meeting and no later than the later of 90 days before the 2021 Annual Meeting or the 10th business day following the Company’s public announcement of the date of the 2021 Annual Meeting), as set forth more fully in, and in compliance with, the Company’s bylaws.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Orthofix and some brokers may be householding proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Orthofix that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or, if you are a shareholder of record of Orthofix, notify Orthofix by sending a written or oral request to Investor Relations, Attention: Mr. Mark Quick, 3451 Plano Parkway, Lewisville, Texas 75056, Tel. (214) 937-2924. Shareholders of Orthofix who share a single address, but receive multiple copies of Orthofix’s proxy statement, may request that in the future they receive a single copy by notifying Orthofix at the telephone and address set forth in the preceding sentence. In addition, Orthofix will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

(The following is the text of the proposed amendment to the Amended and Restated 2012 LTIP. This text is followed by the current text of the Amended and Restated 2012 LTIP (without giving effect to the proposed amendment.)

AMENDMENT NO. 1 TO

ORTHOFIX MEDICAL INC.

AMENDED AND RESTATED

2012 LONG-TERM INCENTIVE PLAN

WHEREAS, Orthofix Medical Inc. (the “Company”) has established and maintains the Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, solely to increase the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan by 1,100,000 shares.

NOW, THEREFORE, BE IT RESOLVED, that by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 5.3 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders (this “Amendment”), in the following particulars, to be effective as of the date the Company’s shareholders approve this Amendment:

1. By substituting the phrase “Five Million Eight Hundred Fifty Thousand (5,850,000) shares” for the phrase “Four Million Seven Hundred Fifty Thousand (4,750,000) shares” in Section 4.1(a) of the Plan.

* * * * *

ORTHOFIX INTERNATIONAL N.V.

AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

(without giving effect to the proposed amendment)

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, other equity-based awards and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of annual or long-term performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

Signature Page to the

Orthofix International N.V. 2018 Omnibus Incentive Plan

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply, unless the context clearly indicates otherwise:

2.1“Affiliate” means any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided, that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2“Annual Incentive Award” means an Award, denominated in cash, made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to one (1) year, which shall be the Company’s fiscal year, unless otherwise specified by the Committee.

2.3“Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed.

2.4“Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award, an Other Equity-Based Award, an Annual Incentive Award or cash.

2.5“Award Agreement” means the agreement, in such paper, electronic or other form as determined by the Committee, between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6“Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7“Board” means the Board of Directors of the Company.

2.8“Cause” shall have the meaning set forth in the applicable agreement between the Grantee and the Company or an Affiliate, and in the absence of such agreement, means, as determined by the Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.  Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be finding, binding and conclusive.

2.9“Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.  References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.10“Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the entire Board itself).

2.11“Company” means Orthofix International N.V. and any successor thereto.

2.12“Corporate Transaction” means, subject to Section 18.10, (a) a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of all classes of stock of the Company; (b) individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the shareholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office; (c) the Company consummates a transaction with, or merger with or into, any Person, or any Person consummates a transaction with, or merger with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the surviving Person in such merger or consolidation transaction immediately after such transaction; (d) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or (e) the shareholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.  The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.

2.13“Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14“Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.15“Effective Date” means June 18, 2018, the date of the approval of the Plan, as amended and restated, by the Company’s shareholders, the Plan, as amended and restated, having been approved by the Board on April 23, 2018.

2.16“Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.17“Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as follows, subject to Section 18.3:

(a)If on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange (a “Stock Exchange”), or are publicly traded on an established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or Securities Market (provided that if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination) on the Grant Date or other determination date. If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be, as determined by the Committee, the mean between (i) the highest bid price and the lowest asked price of the Stock as reported on such Stock Exchange or such Securities Market on such date or (ii) the high and low sale prices of the Stock as reported on such Stock Exchange or such Securities Market on such date, or if no sale of Stock shall have been so reported for such date, on the immediately preceding day on which any sale of Stock shall have been reported on such Stock Exchange or Securities Market.

(b)If on such Grant Date or other determination date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18“Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.19“Grant Date” means, as determined by the Committee, the later to occur of (a) the date as of which the Company completes the corporate action constituting the Award, or (b) such date subsequent to the date specified in clause (a) as may be specified by the Committee.

2.20“Grantee” means a person who receives or holds an Award under the Plan.

2.21“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.22“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23“Option” means an option to purchase one or more shares of Stock at a specified Option Price pursuant to Section 8.

2.24“Option Price” means the exercise price for each share of Stock subject to an Option.

2.25“Original Effective Date” means April 13, 2012.

2.26“Other Agreement” shall have the meaning set forth in Section 15.

2.27“Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award or an Annual Incentive Award.

2.28“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.29“Parachute Payment” shall have the meaning set forth in Section 15.

2.30“Performance Award” means an Award made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.31“Performance Measures” means objective performance criteria on which performance goals under Performance Awards are based, such as: (a) net earnings or net income; (b) operating earnings; (c) pretax earnings; (d) earnings per share; (e) share price, including growth measures and total shareholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization; (h) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; (i) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (j) gross or operating margins; (k) return measures, including return on assets, capital, investment, equity, sales or revenue; (l) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment; (m) productivity ratios; (n) expense targets; (o) market share; (p) financial ratios as provided in credit agreements of the Company and its Subsidiaries; (q) working capital targets; (r) completion of acquisitions of businesses or companies; (s) completion of divestitures and asset sales; and (t) any combination of the foregoing business criteria.

2.32“Performance Period” means the period of time during which the performance goals under Performance Awards and Annual Incentive Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Awards or Annual Incentive Awards.

2.33“Plan” means this Orthofix International N.V. Amended and Restated 2012 Long-Term Incentive Plan, as it may be further amended from time to time.

2.34“Prior Plan” means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan.

2.35“Purchase Price” means the purchase price, if any, for each share of Stock subject to an Award of Restricted Stock, Stock Units or Unrestricted Stock.

2.36“Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.37“SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee pursuant to Section 9.

2.38“Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.39“Service” means service of a Grantee as a Service Provider to the Company or any Affiliate.  Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate.  If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.  Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.40“Service Provider” means, as of any date of determination, (a) an employee, officer, or director of the Company or an Affiliate, or (b) a consultant (who is a natural person) or adviser (who is a natural person) of the Company or any Affiliate who provides bona fide services to the Company or any Affiliate and whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s stock.

2.41“Share Limit” shall have the meaning set forth in Section 4.1(a).

2.42“Stock” means the common stock, par value $0.10 per share, of the Company, or any security for which the shares of Stock may be exchanged or into which the shares of Stock may be converted.

2.43“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.44“Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash or a combination thereof.

2.45“Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company and Subsidiaries collectively own, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.46“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.47“Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.48“Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

3.	ADMINISTRATION OF THE PLAN

3.1Committee.

(a)The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (i) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (ii) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(b)In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee or another committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to the Committee or such other committee pursuant to this Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or other committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(c)Except as provided in Section 3.2 and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (b) comply with the independence requirements of the Stock Exchange or Securities Market on which the Stock is listed or publicly traded; provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1 or otherwise provided in any charter of the Committee; provided, further that, notwithstanding anything in the Plan to the contrary, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to Awards intended to satisfy the criteria for performance-based compensation under Code Section 162(m), the Committee administering such Awards shall consist of two or more Outside Directors who qualify as “outside directors” within the meaning of Code Section 162(m) and the applicable guidance thereunder.  Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

(d)The Board may also appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and any Stock Exchange or Securities Market on which the Stock is listed or publicly traded. Any reference to “Committee” in the Plan, any Award or any Award Agreement shall be deemed, as applicable, to refer to any committee appointed by the Board pursuant to this Section 3.1.

(e)To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (i) to make Awards to directors of the Company, (ii) to make Awards to employees who are (A) “executive officers” as defined in Rule 3b-7 under the Exchange Act, or (B) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1, or (iii) to interpret the Plan, any Award or any Award Agreement.  Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company.  At all times, an officer of the Company delegated authority pursuant to this Section 3.1 will serve in such capacity at the pleasure of the Committee.  Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference to the “Committee” in the Plan, any Award or any Award Agreement shall be deemed, to the extent consistent with the terms and limitations of such delegation, to refer to each officer delegated authority by the Committee pursuant to this Section 3.1.

3.2Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

3.3Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)designate Grantees;

(b)determine the type or types of Awards to be made to a Grantee;

(c)determine the value or number of shares of Stock to be subject to an Award;

(d)establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Exercise Price of any SAR, and the Purchase Price of shares of Restricted Stock or vested Stock Units, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)prescribe the form of each Award Agreement evidencing an Award;

(f)amend, modify, reprice (except as such practice is prohibited by Section 3.5 herein), or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair the Grantee’s rights under such Award; and

(g)make Substitute Awards.

3.4Forfeiture; Recoupment

(a)The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement.  If the Grantee of an outstanding Award is an employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b)Any Award granted pursuant to the Plan, to the extent provided in any Award Agreement relating thereto, shall be subject to mandatory repayment by the Grantee of such Award to the Company to the extent that such Grantee is or in the future becomes subject to (i) any Company or Affiliate “clawback” or recoupment policy or (ii) any Applicable Laws, in each case that require the repayment by such Grantee to the

Company or Affiliate of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy.

(c)If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

(d)Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery thereof to the Grantee if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5No Repricing.

Notwithstanding anything in the Plan to the contrary, except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s shareholders, or (ii) is an appropriate adjustment pursuant Section 17.

3.6Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.  Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.8Stock Issuance; Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including by book-entry or direct registration or by the issuance of one or more stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1Number of Shares of Stock Available for Awards.

(a)Subject to adjustment pursuant to Section 17, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (i) Four Million Seven Hundred Fifty Thousand (4,750,000) shares, plus (ii) the number of shares of Stock available for awards under the Prior Plan as of the Original Effective Date, plus (iii) the number of shares of Stock subject to awards outstanding under the Prior Plan as of the Original Effective Date which thereafter (A) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (B) are settled in cash in lieu of such shares or (C) are exchanged with the Committee’s permission, before the issuance of such shares, for compensatory awards not involving shares (the “Share Limit”).

(b)Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

(c)Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock and issued shares that have been reacquired by the Company.

4.2Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions involving the Company or a Subsidiary to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to grant Substitute Awards under the Plan therefor.  The Share Limit shall not be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards.  Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3Share Usage.

(a)Shares of Stock subject to an Award shall be counted against the Share Limit as used as of the Grant Date.

(b)Any shares of Stock that are subject to Awards of Options and SARs shall be counted against the Share Limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to such Award.  Any shares of Stock that are subject to Awards other than Options or SARs shall be counted against the Share Limit set forth in Section 4.1(a) as 1.84 shares for every one (1) share of Stock subject to such Award. With respect to SARs, the number of shares of Stock subject to an award of SARs shall be counted against the Share Limit under the Plan regardless of the number of shares of Stock actually issued to settle such SARs upon exercise.  With respect to Performance Awards and Annual Incentive Awards, a number of shares of Stock at least equal to the target number of shares issuable under such Award, and with giving effect to the share counting rules set forth in this section, shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued, with giving effect to the share counting rules set forth in this section, upon settlement of the Performance Awards and Annual Incentive Awards, to the extent different from such number of shares.

(c)Any shares of Stock related to Awards under the Plan or awards outstanding under Prior Plan as of the Original Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares or is settled in cash in lieu of shares shall be available again for grant under the Plan in an amount determined in accordance with the methodology set forth in Section 4.3(b).

(d)The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option or Stock Appreciation Right, (ii) that were not issued upon the net settlement or net exercise of an Option or Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iv) purchased by the Company with proceeds from Option or Stock Appreciation Right exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1Effective Date.

The Plan became effective on the Original Effective Date.  The Plan, as amended and restated, shall be effective as of the Effective Date.  The Plan as in effect prior to its amendment and restatement shall apply to all awards granted on and after the Original Effective Date and prior to the Effective Date.  Following the Original Effective Date, no awards shall be made under the Prior Plan.  Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

Notwithstanding any other provision of the Plan or any Award, each Award made under the Plan prior to November 2, 2017 that was intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal (“162(m) Awards”) and each Award which was otherwise not subject to the deduction limitation of Section 162(m) of the Code shall be subject to any additional limitations as the Committee determines necessary for such 162(m) Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal (or to be so exempt) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause any 162(m) Awards to fail to so qualify or other Awards to be so exempt, any such provisions shall not apply to such Awards to the extent necessary to ensure the continued qualification or exemption of such Awards. To the extent permitted by Applicable Law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

5.2Term.

The Plan shall terminate automatically on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.3, and (c) the date determined in accordance with Section 17.3.  Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.3Amendment, Suspension and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan, provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the Grantee’s rights under any such Award.  The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange or Securities Market on which the Stock is then listed or publicly traded), provided that no amendment shall be made to the no-repricing provisions of Section 3.5, the Option Price provisions of Section 8.1, or the SAR Exercise Price provisions of Section 9.1 without the approval of the Company’s shareholders.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a)The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to a Grantee other than an Outside Director is 400,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 800,000 shares.

(b)The maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, to a Grantee other than an Outside Director is 200,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Awards other than Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 400,000 shares.

(c)The maximum amount that may be paid as a cash-denominated Annual Incentive Award (whether or not cash-settled) in respect of a Performance Period of 12 months or less to a Grantee other than an Outside Director shall be $3,000,000, and the maximum amount that may be paid as a cash-denominated Performance Award (whether or not cash-settled) in respect of a Performance Period greater than 12 months to a Grantee other than an Outside Director shall be $6,000,000.

(d)The maximum total compensation (including cash payments and the aggregate Grant Date fair value of Awards (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or its successors)) that may be granted under the Plan) that may be paid to or granted in a fiscal year to an Outside Director for his or her service as a member of the Board or a committee of the Board is $1,000,000.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.5, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

6.4Minimum Vesting Requirements.

Except with respect to a maximum of five percent (5%) of the Share Limit, (a) no portion of any Award (other than Substitute Awards) that vests on the basis of the Grantee’s continued Service shall be granted with vesting conditions under which vesting occurs earlier than the one (1) year anniversary of the Grant Date, and (b) no portion of any Award (other than Substitute Awards) that vests upon the attainment of Performance Measures shall be granted with a Performance Period of less than twelve (12) months.  Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (i) in the event of the Grantee’s death, Disability or retirement, or (ii) in connection with a Corporate Transaction.  The foregoing five percent (5%) limit shall be subject to adjustment consistent with the share usage rules of Section 4.3 and the adjustment provisions of Section 17.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.  In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2Vesting and Exercisability.

Subject to Sections 6.4, 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided, that no Option relying on the five percent (5%) exception set forth in Section 6.4 shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date on which the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6Method of Exercise.

Subject to the terms of Sections 12 and 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7Rights of Holders of Options.

A Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

8.9Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the SAR Exercise Price as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be no less than the Fair Market Value of a share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR.

9.2Other Terms.

Subject to Sections 6.4, 9.3 and 17.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR; provided, that no SARs relying on the five percent (5%) exception set forth in Section 6.4 shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4Rights of Holders of SARs.

A Grantee or other person holding or exercising a SAR shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other person.  Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for consideration or for no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past or future Services by the Grantee to the Company or an Affiliate).

10.2Restrictions.

Subject to Sections 6.4 and 17.3, at the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14.  Awards of Restricted Stock or Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3Restricted Stock Certificates; Book-Entry Registration.

Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided, that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.  Pursuant to Section 3.8, to the extent Restricted Stock is represented by a book-entry, such book entry shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.

10.4Rights of Holders of Restricted Stock.

Holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock.  Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock (i) shall not be paid currently but instead shall be accrued, (ii) shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock, and (iii) shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable.  All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock.

10.5Rights of Holders of Stock Units.

10.5.1Voting and Dividend Rights.

Holders of Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s shareholders). Subject to the restrictions on Dividend Equivalent Rights set forth in Section 13, the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights.

10.5.2Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6Termination of Service.

Unless the Committee provides otherwise in an Award Agreement or in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock or Stock Units.

10.7Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units.  The Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY- BASED AWARDS

(a)In each case subject to the five percent (5%) limit set forth in Section Error! Reference source not found., the Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or future Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

(b)The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to Section 6.4, Awards granted pursuant to this Section 11(b) may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals.  The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

12.2Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock or Stock Units), to the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3.

12.4Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made in any other form that is consistent with

Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise, net settlement or share withholding.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date (with or without being subject to forfeiture or a repayment obligation). A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Subject to this Section 13, the terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights. Any such reinvestment in additional shares of Stock shall be at the Fair Market Value thereof on the date of such reinvestment.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. Notwithstanding the foregoing, a Dividend Equivalent Right granted as a component of another Award (i) shall not be paid currently but instead shall be accrued, (ii) shall be subject to the same vesting conditions and restrictions applicable to the Award to which the Dividend Equivalent Rights correspond, and (iii) shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.

13.2Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

14.2Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee at the time of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards that will be paid out to the Grantee thereof.

14.3Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards earned by the Grantee over such Performance Period.

14.4Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay earned Performance Awards in the form of cash, shares of Stock, other Awards, other property or a combination thereof and (b) shall pay the value of the earned Performance Awards and Annual Incentive Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.  Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

14.5Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance Award or Annual Incentive Award, and the timing thereof, may be subject to the achievement of such Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Performance under any of the Performance Measures (i) may be used to measure the performance of (A) the Company, its Subsidiaries and other Affiliates as a whole, (B) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (C) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies, or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select Performance Measure specified in Section 2.31(e) for comparison to performance under one or more stock market indices designated or approved by the Committee.  The Committee also shall have the authority to provide for accelerated vesting of any Performance Award or Annual Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.  For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Awards subject to subjective performance conditions (including individual performance conditions); provided, that such Awards shall not be considered Performance Awards under the Plan.

14.5.1Evaluation of Performance.

The Committee may provide in any Performance Award or Annual Incentive Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a)to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b)if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person of any provision of the Company’s articles of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award.  Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive.  The Company may register, but shall in no event be obligated to register, any shares of

Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan.  In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1(a), the individual share limits set forth in Section 6.2, and the five percent (5%) limit set forth in Section 6.4 shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Exercise Price, as the case may be.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding SARs as required to reflect such distribution.

17.2Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Exercise Price, if applicable, so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation.  In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 17.2, Performance Awards and Annual Incentive Awards shall be adjusted (including any adjustment to performance goals applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance Awards or Annual Incentive Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or with respect to Performance Awards and Annual Incentive Awards, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a)All Grantees of shares of Restricted Stock, Stock Units, and Dividend Equivalent Rights shall become vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction and any shares of Stock or cash that become vested pursuant to the operation of this Section 17.3(a) shall be delivered, immediately prior to the occurrence of such Corporate Transaction;

(b)All Grantees of Options and SARs shall become immediately vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction; and

(c)Either or both of the following two actions may be taken:

(i)At least fifteen (15) days prior to the scheduled consummation of such a Corporate Transaction, notice shall be given to all Grantees of vested Options and SARs outstanding hereunder (including Options and SARs that become vested pursuant to the operation of Section 17.3(b)) that such Options and SARs shall remain exercisable for a period of fifteen (15) days and shall thereafter be terminated.  With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Corporate Transaction and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

and/or

(ii)The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject such Options or SARs multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (B) the Option Price or SAR Exercise Price applicable to such Awards.

(d)For Performance Awards and Annual Incentive Awards denominated in Stock or Stock Units, if less than half of the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply).  If more than half the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or into Unrestricted Stock if no further restrictions apply).  If actual performance is not determinable, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(e)Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

17.4Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a)The Plan and the Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Awards, or for the substitution for such Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

(b)In the event an Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Corporate Transaction, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee may provide in the applicable Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4.  This Section 17 shall not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Corporate Transactions.

17.6No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein.  The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable.

18.3Withholding Taxes.

(a)The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which the same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b)The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdiction).

(c)Notwithstanding Section 2.17 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.7Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8Governing Law

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9Foreign Jurisdictions.

To the extent the Committee determines that the terms set by the Committee imposed by the Plan preclude the achievement of the purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan.  The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes.  The special terms and any sub-plans, appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

18.10Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A.  Any payments described in the Plan that are due within the “short-term deferral period” within the meaning of Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” within the meaning of Code Section 409A will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A.  No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Committee.

18.11Non-Payment of Dividends or Dividend Equivalent Rights on Unvested Awards

For the avoidance of doubt, and notwithstanding anything in the Plan or any Award Agreement to the contrary, no dividends or Dividend Equivalent Rights shall be paid on any unvested Award and any dividends or Dividend Equivalent Rights granted in respect to any Award shall be paid at the time, if at all, that the Award to which it relates becomes vested.

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ANNUAL MEETING OF ORTHOFIX MEDICAL INC. Annual Meeting of Orthofix Medical Inc. to be held on Monday, June 8, 2020 for Holders as of April 9, 2020 This proxy is being solicited on behalf of the Board of Directors Date: June 8, 2020 Time: 11:00 A.M. (Central Daylight Time) Place: Orthofix Corporate Headquarters at 3451 Plano Parkway, Lewisville, Texas 75056 Please separate carefully at the perforation and return just this portion in the envelope provided. Please make your marks like this: Use dark black pencil or pen only VOTE BY: INTERNET TELEPHONE The Board recommends a vote FOR proposals 2, 3, and 4 and a vote FOR all of the director nominees in proposal 1. Call Go To www.proxypush.com/OFIX • Cast your vote online. • View Meeting Documents. 866-240-4561 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. OR MAIL • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR The undersigned hereby appoints Kimberley A. Elting and Douglas C. Rice, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Orthofix Medical Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 2, 3, AND 4 AND FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SPECIFIED IN ITEM 1. PROXY TABULATOR FOR ORTHOFIX MEDICAL INC. P.O. BOX 8016 CARY, NC 27512-9903 To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Directors Recommend For For For For For For For For For Withhold 01 Jason M. Hannon 02 James F. Hinrichs 03 Alexis V. Lukianov 04 Lilly Marks 05 Ronald Matricaria 06 Michael E. Paolucci 07 Maria Sainz 08 Jon C. Serbousek 09 John Sicard 1: Election of the following director nominees For 5: To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain For For 2: Advisory vote on compensation of named executive officers. 3: Approval of Amendment No. 1 to the Amended and Restated 2012 Long-Term Incentive Plan. For 4: Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.

Revocable Proxy — Orthofix Medical Inc. Annual Meeting of Shareholders June 8, 2020 11:00 a.m. (Central Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Kimberley A. Elting and Douglas C. Rice, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Orthofix Medical Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, June 8, 2020 at 11:00 a.m. at the Orthofix Corporate Headquarters at 3451 Plano Parkway, Lewisville, Texas 75056 and any and all adjournments or postponements thereof, as set forth below. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the proposals in Items 2, 3, and 4 and FOR the election of each of the director nominees specified in Item 1. (CONTINUED AND TO BE MARKED, DATED AND SIGNED ONREVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provided.